                                                                       EXHIBIT 1

                         AGREEMENT AND PLAN OF MERGER
                              AND REORGANIZATION


                                 BY AND AMONG


                            PEREGRINE SYSTEMS, INC.


                         ROSE ACQUISITION CORPORATION


                                      AND


                              REMEDY CORPORATION

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE I DEFINITIONS...............................................       2

     1.1   Certain Definitions......................................       2
     1.2   Other Definitions........................................       6

ARTICLE II THE MERGER...............................................       7

     2.1   The Merger...............................................       7
     2.2   The Effective Time.......................................       8
     2.3   The Closing..............................................       8
     2.4   Effect of the Merger.....................................       8
     2.5   Certificate of Incorporation and Bylaws..................       8
     2.6   Directors and Officers...................................       9
     2.7   Effect on Capital Stock..................................       9
     2.8   Exchange of Certificates.................................      11
     2.9   No Further Ownership Rights in Company Common Stock......      13
     2.10  Lost, Stolen or Destroyed Certificates...................      13
     2.11  Dividends and Other Distributions........................      14
     2.12  Merger Structure.........................................      14
     2.13  Tax and Accounting Consequences..........................      14
     2.14  Taking of Necessary Action; Further Action...............      14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........      15

     3.1   Organization and Qualification...........................      15
     3.2   Subsidiaries.............................................      15
     3.3   Certificate of Incorporation and Bylaws..................      15
     3.4   Capitalization...........................................      15
     3.5   Authority................................................      17
     3.6   No Conflict; Required Filings and Consents...............      17
     3.7   Compliance with Laws.....................................      18
     3.8   Permits..................................................      18
     3.9   SEC Filings; Financial Statements........................      19
     3.10  No Undisclosed Liabilities...............................      20
     3.11  Absence of Certain Changes or Events.....................      20
     3.12  Absence of Litigation....................................      21
     3.13  Employee and Employee Benefit Matters....................      21
     3.14  Restrictions on Business Activities......................      24
     3.15  Real Property Matters....................................      24
     3.16  Tax Matters..............................................      25
     3.17  Intellectual Property Matters............................      26
     3.18  Environmental Matters....................................      30
     3.19  Contracts................................................      31
     3.20  Insurance................................................      32
     3.21  Opinion of Financial Advisor.............................      32


                               TABLE OF CONTENTS
                                  (continued)

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
                                                                                                           Page
     3.22  Brokers.....................................................................................      32
     3.23  State Takeover Statutes.....................................................................      33
     3.24  Board Approval..............................................................................      33
     3.25  Reorganization..............................................................................      33
     3.26  Registration Statement; Proxy Statement/Prospectus..........................................      33

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....................................      34

     4.1   Organization and Qualification; Subsidiaries................................................      34
     4.2   Certificate of Incorporation and Bylaws.....................................................      34
     4.3   Capitalization..............................................................................      34
     4.4   Authority Relative to this Agreement........................................................      35
     4.5   No Conflict; Required Filings and Consents..................................................      35
     4.6   SEC Filings; Financial Statements...........................................................      36
     4.7   No Undisclosed Liabilities..................................................................      37
     4.8   No Material Adverse Effect..................................................................      37
     4.9   Absence of Litigation.......................................................................      37
     4.10  Intellectual Property.......................................................................      37
     4.11  Funds.......................................................................................      37
     4.12  Merger Sub..................................................................................      37
     4.13  Brokers.....................................................................................      38
     4.14  Registration Statement; Proxy Statement/Prospectus..........................................      38

ARTICLE V INTERIM CONDUCT..............................................................................      38

     5.1   Conduct of Business by the Company..........................................................      38
     5.2   Additional Restriction on Conduct of Business by the Company................................      41
     5.3   Conduct of Business by Parent and Merger Sub................................................      41

ARTICLE VI ADDITIONAL AGREEMENTS.......................................................................      42

     6.1   No Solicitation.............................................................................      42
     6.2   Company Stockholder Meeting.................................................................      44
     6.3   Preparation and Filing of Registration Statement and Proxy Statement/Prospectus;
           Withdrawal of Company Board Recommendation..................................................      45
     6.4   Confidentiality.............................................................................      47
     6.5   Access to Information.......................................................................      47
     6.6   Public Disclosure...........................................................................      47
     6.7   Commercially Reasonable Efforts.............................................................      47
     6.8   Notification................................................................................      48
     6.9   Third Party Consents........................................................................      48
     6.10  Company Stock Options; Company ESPP.........................................................      48
     6.11  Employee Matters............................................................................      49
     6.12  Rights Plan Amendment.......................................................................      50
     6.13  Directors' and Officers' Indemnification....................................................      50
     6.14  Regulatory Filings..........................................................................      51
     6.15  Company Affiliate Agreements................................................................      52

                               TABLE OF CONTENTS
                                  (continued)

                                                                                          Page
     6.16  Nasdaq Listing.............................................................      52
     6.17  Obligations of Merger Sub..................................................      52
     6.18  Parent Board Designee......................................................      52

ARTICLE VII CONDITIONS TO THE MERGER..................................................      53

     7.1   Conditions to Obligations of Parent, Merger Sub and the Company............      53
     7.2   Additional Conditions to Obligations of the Company........................      54
     7.3   Additional Conditions to the Obligations of Parent and Merger Sub..........      54

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER........................................      55

     8.1   Termination................................................................      55
     8.2   Notice of Termination; Effect of Termination...............................      57
     8.3   Fees and Expenses..........................................................      57
     8.4   Amendment..................................................................      59
     8.5   Extension; Waiver..........................................................      59

ARTICLE IX GENERAL PROVISIONS.........................................................      59

     9.1   Survival of Representations; Warranties and Covenants......................      59
     9.2   Notices....................................................................      59
     9.3   Interpretation.............................................................      60
     9.4   Counterparts...............................................................      60
     9.5   Headings...................................................................      60
     9.6   Entire Agreement; Third Party Beneficiaries................................      60
     9.7   Severability...............................................................      61
     9.8   Other Remedies; Specific Performance.......................................      61
     9.9   Governing Law..............................................................      61
     9.10  Rules of Construction......................................................      61
     9.11  Assignment.................................................................      61
     9.12  WAIVER OF JURY TRIAL.......................................................      61
     9.13  Consent to Jurisdiction....................................................      62

                               INDEX OF EXHIBITS
                               -----------------

     Exhibit A    -    Form of Company Voting Agreement

     Exhibit B    -    Form of Company Affiliate Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of June 10, 2001 by and among Peregrine Systems, Inc., a Delaware corporation ("Parent"), Rose Acquisition Corporation, a Delaware corporation and
              ------
a wholly owned subsidiary of Parent ("Merger Sub"), and Remedy Corporation, a
                                      ----------
Delaware corporation (the "Company").
                           -------

                                   RECITALS

     A. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Law, Parent and the Company have agreed to enter into a business combination transaction.

     B. Each of the respective Boards of Directors of Parent, Merger Sub and the Company have (i) determined that this Agreement is advisable, (ii) determined that the Merger and the other transactions contemplated hereby are fair to and in the best interests of their respective stockholders, and (iii) approved this Agreement, the Merger and the other transactions contemplated hereby, all upon the terms and subject to the conditions set forth in this Agreement.

     C. Concurrently with the execution of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, (i) all executive officers and directors of the Company and all of their respective affiliates, in their capacity as stockholders of the Company, are entering into Voting Agreements with Parent in substantially the form attached hereto as Exhibit A (each, a "Company Voting Agreement" and collectively, the "Company
---------           ------------------------                         -------
Voting Agreements"), (ii) all of the affiliates of the Company are entering into
-----------------
Company Affiliate Agreements with Parent in substantially the form attached hereto as Exhibit B (each, a "Company Affiliate Agreement" and collectively, the
          ---------           ---------------------------
"Company Affiliate Agreements"), and (iii) the Company and Computershare
 ----------------------------
Investor Services LLC (formerly Harris Trust Company of California) have amended (the "Rights Plan Amendment") the Rights Agreement, dated as of July 25, 1997,
      ---------------------
as amended (the "Company Rights Plan"), between the Company and Harris Trust
                 -------------------
Company of California, as Rights Agent, so as to render the rights thereunder inapplicable to the Merger and the other transactions contemplated by this Agreement and the Company Voting Agreements.

     D. The parties hereto intend, by executing this Agreement, to adopt a "plan of reorganization" within the meaning of the Internal Revenue Code of 1986, as amended.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1  Certain Definitions.  For all purposes of and under this Agreement,
          -------------------
the following terms shall have the following respective meanings:

          (a)  "Approvals" means franchises, grants, authorizations, licenses,
                ---------
permits, easements, consents, certificates, approvals and other orders.

          (b)  "Cash Portion" means, subject to the terms of Section 2.7(c)
                ------------                                 --------------
hereof, an amount in cash equal to Nine Dollars ($9.00).

          (c)  "COBRA" means the Consolidated Omnibus Budget Reconciliation Act
                -----
of 1985, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended, and
                ----
the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

          (e)  "Company Board" means the Board of Directors of the Company.
                -------------

          (f)  "Company Common Stock" means the Common Stock, par value $0.00005
                --------------------
per share, of the Company.

          (g)  "Company Employee" means any current or former or retired
                ----------------
employee, consultant or director of the Company or any Company Affiliate (as defined in Section 3.12 hereof).
           ------------
          (h)  "Company Employee Plan" means any plan, program, policy,
                ---------------------
practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards (whether payable in cash and/or shares), fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any Employee, or with respect to which Company or any Affiliate has or may have any liability or obligation.

          (i)  "Company Employment Agreement" means each employment, severance,
                ----------------------------
consulting, relocation, repatriation, expatriation, visas, work permit or other agreement or contract relating to provisions of services between the Company or any Company Affiliate (as defined in Section 3.13 hereof) and
                                                ------------
any Employee other than the Company's standard offer letter, proprietary information and invention assignment agreement in the form furnished or made available to Parent.

          (j)  "Company Intellectual Property" means any Intellectual Property
                -----------------------------
that is owned by, or exclusively licensed to, the Company and/or any of it subsidiaries.

          (k)  "Company International Employee Plan" means each Company Employee
                -----------------------------------
Plan that has been adopted or maintained by Company or any Company Affiliate (as defined in Section 3.13 hereof), whether informally or formally, or with respect
           ------------
to which Company or any Company Affiliate (as defined in Section 3.13 hereof)
                                                         ------------
will or may have any liability, for the benefit of Company Employees who perform services outside the United States.

          (l)  "Company Multiemployer Plan" means any Company Pension Plan which
                --------------------------
is a "multiemployer plan," as defined in Section 3(37) of ERISA.

          (m)  "Company Pension Plan" means any Company Employee Plan which is
                --------------------
an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (n)  "Company Preferred Stock" means the Preferred Stock, par value
                -----------------------
$0.00005 per share, of the Company.

          (o)  "Company Registered Intellectual Property" means all of the
                ----------------------------------------
Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

          (p)  "Contract" means any contract, subcontract, agreement,
                --------
commitment, note, bond, mortgage, indenture, lease, license, sublicense, permit, franchise or other instrument, obligation or binding arrangement or understanding of any kind or character, whether oral or in writing.

          (q)  "Delaware Law" means the DGCL and any other applicable law of the
                ------------
State of Delaware.

          (r)  "DGCL" means the General Corporation Law of the State of
                ----
Delaware, or any successor statute thereto.

          (s)  "DOJ" means the United States Department of Justice.
                ---

          (t)  "DOL" shall mean the United States Department of Labor.
                ---

          (u)  "ERISA" means the Employee Retirement Income Security Act of
                -----
1974, as amended, and the rules and regulations promulgated thereunder, or any successor statue, rules and regulations thereto.

          (v)  "Exchange Act" means the Securities and Exchange Act of 1934, as
                ------------
amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

          (w)  "FMLA" means the Family Medical Leave Act of 1993, as amended,
                ----
and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

          (x)  "FTC" means the United States Federal Trade Commission.
                ---

          (y)  "GAAP" means United States generally accepted accounting
                ----
principles.

          (z)  "Governmental Entity" means any government, any governmental
                -------------------
entity, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign.

          (aa) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act
                -------
of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

          (bb) "Intellectual Property" means any or all of the following and all
                ---------------------
worldwide common law and statutory rights in, arising out of, or associated therewith: (i) U.S. and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable
                                -------
or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs"), other names and locators associated with the Internet, and
  ----
applications or registrations therefor ("Domain Names"); (v) industrial designs
                                         ------------
and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations, related goodwill and applications therefor throughout the world; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, (ix) any works of authorship, including, without limitation, computer programs, source code, executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works; and (x) any similar or equivalent rights to any of the foregoing (as applicable).

          (cc) "Legal Requirements" means any federal, state, local, municipal,
                ------------------
foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

          (dd) "lien" means any liens, pledges, hypothecations, charges,
                ----
mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restrictions of any kind or character (including any restriction on voting, transfer and possession), other than restrictions imposed by federal or state securities laws.

          (ee) "Material Adverse Effect" means any change or effect that,
                -----------------------
individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of such entity and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (i) any change resulting from compliance with the terms and conditions of this Agreement; (ii) any change resulting from the pendency of the Merger or any other transactions contemplated hereby (including, without limitation, any cancellation or deferral of product or service orders by customers); (iii) any change in such entity's stock price or trading volume or any failure by such entity to meet internal projections or forecasts or published revenue or earnings projections, in each case in and of itself; (iv) any change or effect that results or arises from changes affecting any of the industries in which such entity operates generally or the United States economy generally (which changes or effects in each case do not disproportionately affect such entity in any material respect); or (v) any change or effect that results or arises from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such entity in any material respect); provided, however, that the party hereto asserting the exception in clause (i),
(ii), (iv) and/or (v) above shows by a preponderance of the evidence that such change results from compliance with the terms and conditions of this Agreement or the pendency of the Merger or any other transactions contemplated hereby, as applicable.

          (ff) "Nasdaq" means the Nasdaq National Market, or any successor
                ------
inter-dealer quotation system operated by the Nasdaq Stock Market, Inc. or any successor thereto.

          (gg) "Parent Board" the Board of Directors of Parent.
                ------------

          (hh) "Parent Common Stock" means the Common Stock, par value $0.001
                -------------------
per share, of Parent.

          (ii) "Parent Preferred Stock" means the Preferred Stock, par value
                ----------------------
$0.001 per share, of Parent.

          (jj) "person" means any individual, corporation (including any non-
                ------
profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

          (kk) "Registered Intellectual Property" means all United States,
                --------------------------------
international and foreign: (i) Patents, including applications therefor; (ii) registered trademarks, applications to register trademarks, including intent-to-use applications, or other registrations or applications related to trademarks;
(iii) copyrights registrations and applications to register copyrights; (iv) registered mask works and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any private, state, government or other public or quasi-public legal authority at any time.

          (ll) "SEC" means the United States Securities and Exchange Commission,
                ---
or any successor agency thereto.

          (mm) "Section 16 Affiliate" means each individual who (x) immediately
                --------------------
prior to the Effective Time is a director or officer of the Company or (y) at the Effective Time will become a director or officer of Parent, Merger Sub or the Company.

          (nn) "Securities Act" means the Securities Act of 1933, as amended,
                --------------
and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

          (oo) "Stock Portion" means, subject to the terms of Section 2.7(c)
                -------------                                 --------------
hereof, a fraction of a share of Parent Common Stock equal to 0.9065.

          (pp) "subsidiary" means, with respect to any person, any entity of
                ----------
which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such person.

          (qq) "Tax" means (i) any and all federal, state, local and foreign
                ---
taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treasury Regulation Section 1.1502-6 or any comparable provision of foreign, state or local law), and (iii) any liability for the payment of any amounts of the type described in clause (i) or
(ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     1.2  Other Definitions.  For all purposes of and under this Agreement, the
          -----------------
following terms shall have the respective meanings ascribed thereto in the respective Sections of this Agreement set forth opposite each respective term below:

          Term                                              Section
          ----                                              -------

          401(k) Termination Date                           6.11(a)
          Acquisition Proposal                              6.1(b)
          Acquisition Transaction                           6.1(b)
          Agreement                                         Recital / 2.2
          Certificate(s)                                    2.8(c)
          Certificate of Merger                             2.2
          Closing                                           2.3
          Closing Date                                      2.3
          Company                                           Preamble
          Company Acquisition                               8.3(c)
          Company Affiliate(s)                              3.13 / 6.15
          Company Affiliate Agreement                       Recitals
          Company Charter Documents                         3.3
          Company ESPP                                      2.7(b)
          Company Indemnified Parties                       6.13
          Company Insurance Policy(ies)                     3.20
          Company Lease(s)                                  3.15(b)
          Company Option Plan(s)                            2.7(b)
          Company Permits                                   3.8
          Company Product                                   3.17

          Company Rights Plan                               Recitals
          Company Schedule                                  Article III Preamble
          Company SEC Report(s)                             3.9
          Company Stock Option(s)                           2.7(b)
          Company Stockholder Meeting                       6.2(c)
          Company Voting Agreement                          Recitals
          Confidentiality Agreement                         6.4
          Delaware Secretary of State                       2.2
          Dissenting Company Shares                         2.7(d)
          Domain Names                                      1.1(bb)
          Effective Time                                    2.2
          Exchange Agent                                    2.8(a)
          Exchange Fund                                     2.8(b)
          Hazardous Material                                3.18(a)
          Hazardous Materials Activities                    3.18(b)
          Material Company Contract                         3.19(b)
          Merger                                            2.1
          Merger Consideration                              2.7(a)
          Merger Sub                                        Preamble
          Merger Sub Common Stock                           2.7(a)
          Option Exchange Ratio                             6.10(a)
          Parent                                            Preamble
          Parent Charter Documents                          4.2
          Parent Schedule                                   Article IV Preamble
          Parent SEC Report(s)                              4.6
          Patents                                           1.1(bb)
          Proxy Statement/Prospectus                        6.3
          Recommendations                                   8.1(d)
          Registration Statement                            6.3
          Requisite Company Stockholder Approval            3.5
          Returns                                           3.16
          Rights Plan Amendment                             Recitals
          Superior Proposal                                 6.1(b)
          Surviving Corporation                             2.1
          Termination Date                                  8.1(b)
          Termination Fee Amount                            8.3(b)
          Triggering Event                                  8.1(d)
          URL                                               1.1(bb)

                                  ARTICLE II
                                  THE MERGER

     2.1  The Merger.  At the Effective Time and upon the terms and subject to
          ----------
the conditions set forth in this Agreement (including, without limitation, the terms of Section 2.12 hereof) and the applicable provisions of Delaware Law, the
         ------------
Company shall be merged with and into Merger Sub (the "Merger"), the separate
                                                       ------
corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger. Merger Sub, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."
 ---------------------

     2.2  The Effective Time.  Upon the terms and subject to the conditions set
          ------------------
forth in this Agreement, as soon as practicable on or after the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be effected under Delaware Law by filing a certificate of merger in customary form with the Secretary of State of the State of Delaware (the "Delaware Secretary of State")
                                                  ---------------------------
in accordance with the applicable provisions of the DGCL (the "Certificate of
                                                               --------------
Merger") (the time of such filing and acceptance by the Delaware Secretary of
------
State, or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger, being referred to herein as the "Effective Time"). Unless the context otherwise requires, the term "Agreement"
 --------------                                                     ---------
as used herein refers collectively to this Agreement and Plan of Merger and Reorganization and the Certificate of Merger.

     2.3  The Closing.  The closing of the Merger (the "Closing") shall take
          -----------                                   -------
place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, at a date and time to be agreed upon by Parent, Merger Sub and the Company, which date shall be no later than the second (2/nd/) business day after the satisfaction or waiver of the conditions set forth in Article VII hereof, or at such other location, date
                            -----------
and time as Parent, Merger Sub and the Company shall mutually agree upon in writing (the date and time upon which the Closing shall actually occur pursuant hereto being referred to herein as the "Closing Date").
                                        ------------

     2.4  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.5  Certificate of Incorporation and Bylaws.
          ---------------------------------------

          (a)  Certificate of Incorporation. At the Effective Time, subject to
               ----------------------------
the terms of Section 6.13 hereof, the Certificate of Incorporation of Merger
             ------------
Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of Surviving Corporation (except that the name of Merger Sub shall be amended to be "Remedy Corporation") until thereafter amended in accordance with the applicable provisions of Delaware Law and such Certificate of Incorporation.

          (b)  Bylaws. At the Effective Time, subject to the terms of Section
               ------                                                 -------
6.13 hereof, the Bylaws of Merger Sub, as in effect immediately prior to the
----
Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     2.6  Directors and Officers
          ----------------------

          (a)  Directors.  At the Effective Time, the initial directors of the
               ---------
Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          (b)  Officers.  At the Effective Time, the initial officers of the
               --------
Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.

     2.7  Effect on Capital Stock
          -----------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

               (i)    Company Common Stock. Each share of Company Common Stock
                      --------------------
issued and outstanding immediately prior to the Effective Time (other than (i) shares held by Parent, Merger Sub, the Company or any other subsidiary of Parent, or (ii) Dissenting Company Shares) shall be canceled and extinguished and automatically converted into the right to receive (A) an amount of cash equal to the Cash Portion, without any interest thereon, and (B) a fraction of a share of Parent Common Stock equal to the Stock Portion (the Cash Portion and the Stock Portion, and any cash paid in lieu of fractional shares pursuant to
Section 2.8(g) hereof, being collectively referred to herein as the "Merger
--------------                                                       ------
Consideration"), upon surrender of the certificate representing such share of
-------------
Company Common Stock in the manner provided in Section 2.8 hereof (or in the
                                               -----------
case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.10 hereof). The
                                                  ------------
Company shall take all action necessary to ensure that, from and after the Effective Time, Parent shall be entitled to exercise any such repurchase option or other right set forth in any restricted stock purchase agreement or other similar agreement in respect of any Parent Common Stock issued in exchange for shares of Company Common Stock subject to any such restricted stock purchase agreement or other similar agreement.

               (ii)   Owned Company Common Stock. Each share of Company Common
                      --------------------------
Stock held by Parent, Merger Sub, the Company or any other subsidiary of Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof or consideration or distribution paid therefor.

               (iii)  Capital Stock of Merger Sub. Each share of Common Stock,
                      ---------------------------
par value $0.001 per share, of Merger Sub ("Merger Sub Common Stock") issued and
                                            -----------------------
outstanding immediately prior to the Effective Time shall represent one validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock immediately prior to the Effective Time shall, as of the Effective Time, continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b)  Stock Options; Employee Stock Purchase Plan Rights. At the
               --------------------------------------------------
Effective Time: (i) each option to purchase Company Common Stock (each, a "Company Stock Option" and collectively, the "Company Stock Options") then
 --------------------                         ---------------------
outstanding under the Company's 1991 Stock Option/Stock Issuance Plan, 1995 Stock Option/Stock Issuance Plan, 1995 Non-Employee Directors Stock Option Plan, 2000 Supplemental Stock Option Plan or other compensatory option plans or agreements, including option plans or agreements assumed by the Company pursuant to a merger or acquisition (each, a "Company Option Plan" and collectively, the
                                     -------------------
"Company Option Plans") shall be treated in accordance with Section 6.10 hereof,
 --------------------                                       ------------
and (ii) each purchase right outstanding under the Company's Employee Stock Purchase Plan (the "Company ESPP") shall be treated as set forth in Section 6.10
                    ------------                                    ------------
hereof.

          (c)  Adjustments to the Stock Portion and the Cash Portion.
               -----------------------------------------------------

               (i) Parent, Merger Sub and the Company hereby acknowledge and agree that the Cash Portion and the Stock Portion have been determined based upon the representations and warranties of the Company set forth in Section 3.4
                                                                    -----------
hereof. Accordingly, in the event that the representations and warranties of the Company set forth in Section 3.4 hereof shall be determined to be inaccurate in
                     -----------
any respect prior to the Effective Time, the Cash Portion and the Stock Portion shall be appropriately adjusted such that (i) the aggregate amount of cash payable pursuant to the transactions contemplated hereby shall not exceed the aggregate amount of cash that otherwise would have been payable pursuant the transactions contemplated hereby had such representations and warranties been accurate, and (ii) the aggregate number of shares of Parent Common Stock issuable pursuant to the transactions shall not exceed the aggregate number of shares of Parent Common Stock that otherwise would have been issuable pursuant the transactions contemplated hereby had such representations and warranties been accurate.

               (ii) The Stock Portion and the Cash Portion shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time. The Stock Portion shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Parent Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (d)  Dissenting Company Shares.
               -------------------------

               (i) Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are outstanding immediately prior to the Effective Time which are held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their dissenters'
rights of appraisal of such Company Shares in accordance with Section 262 of the DGCL (collectively, "Dissenting Company Shares") shall not be converted into, or
                     -------------------------
represent the right to receive, the Merger Consideration pursuant to this
Section 2.7. Such stockholders shall be entitled to receive payment of the
-----------
appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Company Shares in the manner provided in Section 2.8 hereof.
                                         -----------

               (ii) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in respect of Dissenting Company Shares, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands in respect of Dissenting Company Shares.

     2.8  Exchange of Certificates.
          ------------------------

          (a)  Exchange Agent. Prior to the Effective Time, Parent shall select
               --------------
a bank or trust company reasonably acceptable to the Company to act as the exchange agent for the Merger (the "Exchange Agent").
                                    --------------

          (b)  Exchange Fund. Promptly after the Effective Time and from time to
               -------------
time thereafter (as applicable), Parent shall make available to the Exchange Agent, for payment to the holders of shares of Company Common Stock in accordance with this Article II, (i) an amount in cash equal to the product
                     ----------
obtained by multiplying (x) the Cash Portion, and (y) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding Dissenting Company Shares and shares of Company Common Stock held by Parent, Merger Sub, the Company or any other subsidiary of Parent immediately prior to the Effective Time), (ii) a number of shares of Parent Common Stock equal to the product obtained by multiplying (x) the Stock Portion, by (y) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding Dissenting Company Shares and shares of Company Common Stock held by Parent, Merger Sub, the Company or any other subsidiary of Parent immediately prior to the Effective Time), (iii) the cash amount payable in lieu of fractional shares pursuant to Section 2.8(g)
                                                             --------------
hereof, and (iv) any dividends and other distributions payable pursuant to
Section 2.11 hereof in respect of shares of Parent Common Stock the certificates
------------
for which have not yet been issued pursuant to this Section 2.8 (such cash,
                                                    -----------
shares of Parent Common Stock, cash in lieu of fractional shares and dividends and other distributions being referred to herein as the "Exchange Fund").
                                                         -------------
          (c)  Payment Procedures. Promptly after the Effective Time (but in no
               ------------------
event more than ten (10) business days thereafter), Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (each, a "Certificate" and collectively, the "Certificates") which
                       -----------                         ------------
immediately prior to the Effective Time represented outstanding shares of Company Common Stock (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of such Certificates and any dividends and other distributions to which the holder of such Certificates is entitled pursuant to Section 2.11 hereof. Upon surrender of
                                          ------------
Certificates for cancellation to the Exchange Agent or to such other agent or agents reasonably acceptable to the Company as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of each such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the Company Shares represented by such Certificate and any dividends and other distributions to which the holder of such Certificates is entitled pursuant to Section 2.11 hereof, and the Certificate so surrendered
                     ------------
shall forthwith be cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the cash payable upon the surrender of such Certificates pursuant to this Section 2.8. Until so surrendered, outstanding
                              -----------
Certificates shall be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration payable in respect of the Company Shares formerly represented thereby pursuant to the terms of this Article II and
                                                                  ----------
any dividends and other distributions to which the holder of such Certificates is entitled pursuant to Section 2.11 hereof.
                        ------------

          (d)  Transfers of Ownership. In the event of a transfer of ownership
               ----------------------
of Company Shares that is not registered in the stock transfer books of the Company, the Merger Consideration and any dividends and other distributions to which the holder of such Certificates is entitled pursuant to Section 2.11
                                                              ------------
hereof may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable.

          (e)  Required Withholding. Each of the Exchange Agent, Parent and the
               --------------------
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock, or to any holder of a Company Stock Option, such amounts as may be required to be deducted or withheld therefrom under United States federal or state, local or foreign law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (f)  No Liability. Notwithstanding anything to the contrary set forth
               ------------
in this Agreement, none of the Exchange Agent, Parent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g)  No Fractional Shares. No fraction of a share of Parent Common
               --------------------
Stock will be issued in connection with the payment of the Stock Portion of the Merger Consideration, but in lieu thereof each holder of a Certificate who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) in the Merger shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying such fraction by the closing price of one
(1) share of Parent Common Stock on the date on which the Effective Time occurs, as reported on the Nasdaq.

          (h)  Distribution of Exchange Fund to Parent. Any portion of the
               ---------------------------------------
Exchange Fund which remains undistributed to the holders of the Certificates on the date that is six (6) months after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Shares prior to the Merger who have not theretofore surrendered their Certificates evidencing such Company Shares for exchange pursuant to this Section 2.8 shall thereafter look for
                                     -----------
payment of the Merger Consideration payable in respect of the Company Shares evidenced by such Certificates solely to Parent, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to this Article II.
                             ----------

     2.9  No Further Ownership Rights in Company Common Stock.  From and after
          ---------------------------------------------------
the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist and each holder of a Certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with
Section 2.8 hereof. The Merger Consideration issued in accordance with the terms
-----------
hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares. There shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.
     ----------

     2.10 Lost, Stolen or Destroyed Certificates.  In the event that any
          --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration pursuant to Section 2.7 hereof and any dividends and other
                          -----------
distributions to which the holder of such Certificates is entitled pursuant to
Section 2.11 hereof; provided, however, that Parent may, in its discretion and
------------
as a condition precedent to the issuance of such Merger Consideration and any dividends and other distributions to which the holder of such Certificates is entitled pursuant to Section 2.11 hereof, require the owners of such lost,
                     ------------
stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.11 Dividends and Other Distributions.  No dividends or other
          ---------------------------------
distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, promptly following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

     2.12 Merger Structure.  At the election of Parent, the Merger may be
          ----------------
restructured such that, at the Effective Time and upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of Delaware Law, either (i) Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger, or (ii) the Company shall be merged with and into Parent, the separate corporate existence of the Company shall cease and Parent shall continue as the surviving corporation of the Merger; provided, however, that the Merger shall not be restructured pursuant to this Section 2.12 if any such restructuring would cause the condition set forth
     ------------
in Section 7.1(f) hereof to fail to be satisfied. In the event that the Merger
   --------------
is restructured pursuant to this Section 2.12, all references in this Article II
                                 ------------
and elsewhere in this Agreement to the Surviving Corporation shall be deemed to be references to the Company as the surviving corporation of the Merger in the case of clause (i) above, or Parent as the surviving corporation of the Merger in the case of clause (ii) above. Notwithstanding any restructuring of the Merger pursuant to this Section 2.12, the terms and conditions of this Agreement
                        ------------
shall remain in full force and effect, subject to any changes or revisions that are or may be necessary or appropriate as a result of such restructuring of the Merger.

     2.13 Tax and Accounting Consequences.
          -------------------------------

          (a)  Tax.  It is intended by the parties hereto that the Merger will
               ---
constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) and Section 1.368-3(a) of the United States Income Tax Regulations. No party hereto shall take any action that is inconsistent with such treatment.

          (b)  Accounting.  It is intended by the parties that the Merger will
               ----------
be accounted for as a purchase.

     2.14 Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes or intent of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to the information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub dated as of the date hereof (the "Company
                                                                   -------
Schedule"), as follows:
--------

     3.1  Organization and Qualification.  Each of the Company and its
          ------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each of the Company and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is currently being conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each of the Company and its subsidiaries at all times has been, and currently is, in compliance with the terms of the Approvals applicable to it, except where the failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its subsidiaries is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of its business requires such qualification or to be in good standing, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     3.2  Subsidiaries.  Section 3.2 of the Company Schedule contains a complete
          ------------   -----------
and accurate list of each of the Company's subsidiaries, the jurisdiction of incorporation of each such subsidiary, and Company's equity interest therein. Neither the Company nor any of its subsidiaries has agreed, is obligated to make, or is bound by, any Contract as of the date hereof or as may hereafter be in effect, under which it may become obligated to make any future investment in or capital contribution to any other entity. Other than the Company's interests in its subsidiaries, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into, or exchangeable or exercisable for, any equity or similar interest in, any other person.

     3.3  Certificate of Incorporation and Bylaws.  The Company has furnished or
          ---------------------------------------
made available to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date and in effect as of the date hereof (together, the "Company Charter Documents"). The Company Charter Documents and
                -------------------------
equivalent organizational documents of each of its subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of the Company is in violation of its equivalent organizational documents, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     3.4  Capitalization
          --------------

          (a) The authorized capital stock of the Company consists of 240,000,000 shares of Common Stock, par value $0.00005 per share, and 20,000,000 shares of Preferred

Stock, par value $0.00005 per share. As of the close of business on June 7, 2001: (i) 30,746,992 shares (excluding treasury stock) of Company Common Stock were issued and outstanding; (ii) 4,132,300 shares of Company Common Stock were held by the Company as treasury stock; (iii) no shares of Company Common Stock were held by any subsidiaries of the Company; (iv) 2,442,270 shares of Company Common Stock were reserved for future issuance under the Company ESPP; (v) 9,657,247 shares of Company Common Stock were reserved for issuance upon the exercise of Company Stock Options outstanding under the Company Option Plans; and (vi) no shares of Company Preferred Stock were issued or outstanding. Other than pursuant to the exercise of outstanding Company Stock Options, the Company has not issued any shares of its capital stock between June 7, 2001 and the date hereof. Except as set forth in this Section 3.4(a) or the Company Rights Plan,
                                    --------------
there are no securities of the Company authorized, reserved for issuance, issued or outstanding. All of the outstanding shares of Company Common Stock, and all outstanding shares of capital stock of each subsidiary of the Company, are validly issued, fully paid and nonassessable shares of Company Common Stock, and were issued in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements and all applicable Contracts to which the Company or any of its subsidiaries is a party or by which they are bound.

          (b)  Section 3.4(b) of the Company Schedule sets forth the following
               --------------
information with respect to each Company Stock Option outstanding as of the close of business on June 7, 2001: (i) the name of the optionee; (ii) the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Option; (iii) the exercise price of such Company Stock Option; (iv) the date on which such Company Stock Option was granted; and (v) the date on which such Company Stock Option will expire. As of the close of business on June 7, 2001, an aggregate of 3,908,867 shares of Company Common Stock are issuable upon the exercise of outstanding exercisable Company Stock Options. Except for shares of Company Common Stock issuable upon the exercise of Company Stock Options granted after the date hereof in compliance with Section 5.1 hereof, as of
                                                 -----------
December 31, 2001, an aggregate of not in excess of 5,300,000 shares of Company Common Stock will be issuable upon the exercise of outstanding then exercisable Company Stock Options. The Company has delivered to Parent a complete and accurate copy of all Company Option Plans and the form of all stock option agreements evidencing any Company Stock Options granted thereunder. All shares of Company Common Stock subject to issuance upon the exercise of any Company Stock Option will, upon the valid issuance thereof on the terms and subject to the conditions set forth in the instrument pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable shares of Company Common Stock. All outstanding Company Stock Options have been granted in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements and all applicable Contracts to which the Company is a party or by which it is bound. There are no agreements of any kind or character to which the Company is a party or by which it is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of or in connection with the Merger or any other transaction contemplated hereby.

          (c) Except for securities that the Company owns (free and clear of all liens) directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of the Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially affect the Company's control of such subsidiaries), there are no equity securities, partnership interests or similar ownership interests of any subsidiary of the Company, or any security convertible into, or exercisable or exchangeable for, any equity securities, partnership interests or similar ownership interests in any subsidiaries of the Company, issued, reserved for issuance or outstanding. Except as set forth in Section 3.4(b) hereof, there are no subscriptions,
                       --------------
options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any kind or character to which the Company or any of its subsidiaries is a party or by which they are bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries, or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, except for the Company Voting Agreements and the Company Rights Plan, there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of the Company or with respect to any equity security, partnership interest or similar ownership interest of any of the subsidiaries of the Company.

     3.5  Authority.  The Company has all necessary corporate power and
          ---------
authority to execute and deliver this Agreement, the Company Voting Agreements and the Company Affiliate Agreements, to perform its obligations hereunder and thereunder and, subject to the adoption and approval of this Agreement and the Merger by the stockholders of the Company (if required under Delaware Law), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Company Voting Agreements and the Company Affiliate Agreements by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company (other than the adoption and approval of this Agreement and approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company Charter Documents, if required (the "Requisite
                                                                  ---------
Company Stockholder Approval")), are necessary to authorize the Company to
----------------------------
execute and deliver this Agreement, the Company Voting Agreements and the Company Affiliate Agreements, to perform its obligations hereunder and thereunder or to consummate the transactions contemplated hereby and thereby. This Agreement, the Company Voting Agreements and the Company Affiliate Agreements have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute the legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     3.6  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not,
(i) violate the Company Charter Documents or the equivalent organizational documents of any of the Company's subsidiaries, (ii) subject to obtaining the Requisite Company Stockholder Approval and the consents, approvals, authorizations and permits, and making the filings and notifications, set forth in Section 3.6(b) hereof, conflict with or violate any law, rule, regulation,
   --------------
order, judgment or decree applicable to the Company or any of its subsidiaries, or by which the Company, any of its subsidiaries or any of their respective assets and properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, or impair the rights of the Company or any of its subsidiaries under, or alter the rights or obligations of any person under, or give to any person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the assets or properties of the Company or any of its subsidiaries pursuant to, any material Contract to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective assets and properties are bound or affected, except, with respect to clause (ii) and (iii) of this Section 3.6(a), for such conflicts, violations, breaches, defaults or
        --------------
other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or a material adverse effect on the Company's ability to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby.

          (b) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements under the Exchange Act, the HSR Act, the applicable antitrust or competition laws and regulations of foreign Governmental Entities, if any, and the rules of the Nasdaq, (ii) for the filing and recordation of the Certificate of Merger as required by Delaware Law and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications
(A) would not prevent or materially delay the parties hereto from performing their respective obligations under this Agreement or consummating the transactions contemplated hereby, or (B) would not, individually or in the aggregate, have a Material Adverse Effect on Company.

     3.7  Compliance with Laws.  Neither Company nor any of its subsidiaries is
          --------------------
in conflict with, or in default or violation under any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries, or by which the Company, any of its subsidiaries or any of their respective assets and properties are bound or affected, except for any conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity is pending or, to the knowledge of Company, threatened against the Company or any of its subsidiaries, nor has any Governmental Entity indicated to the Company or any of its subsidiaries an intention to conduct the same.

     3.8  Permits.  The Company and its subsidiaries hold all permits, licenses,
          -------
variances, exemptions, orders, approvals and other authorizations from Governmental Entities the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company (collectively, the "Company
                                                                 --------
Permits"). The Company and its subsidiaries have been and are in compliance in
-------
all material respects with the terms of the Company Permits and any conditions placed thereon. No investigation or review by any Governmental Entity is pending or, to the knowledge of Company, threatened against the Company or any of its subsidiaries with respect to any of the Company Permits or that could reasonably be expected to result in the revocation or material limitation of the rights of the Company or any of its subsidiaries under any of the Company Permits, nor has any Governmental Entity indicated to the Company or any of its subsidiaries an intention to conduct the same.

     3.9  SEC Filings; Financial Statements.
          ---------------------------------

          (a) The Company has made available to Parent a complete and accurate copy of each report, schedule, registration statement, proxy and information statements and other documents filed by the Company with the SEC since December 31, 1997 (each, a "Company SEC Report" and collectively, the "Company SEC
                   ------------------                         -----------
Reports"), which are all the reports, schedules, registration statements, proxy
-------
and information statements and other documents required to be filed by the Company with the SEC since such date. As of their respective dates, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or, if such Company SEC Report was amended or superseded by another filing, then on the date of filing of such amendment or superceding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any reports or other documents with the SEC.

          (b) As of their respective dates, each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of footnotes as permitted by Form 10-Q promulgated under the Exchange Act), and (iii) fairly presents in all material respects the consolidated financial condition of the Company and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and year-end recurring adjustments which were not or are not expected to be material in amount or significance.

          (c) The Company has furnished or made available to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed with the SEC, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

     3.10  No Undisclosed Liabilities. Neither the Company nor any of its
           --------------------------
subsidiaries has any liabilities (whether absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except (i) liabilities set forth or reflected in the Company's balance sheet as of March 31, 2001 contained in the Company SEC Reports, or (ii) liabilities incurred since March 31, 2001 in the ordinary course of business, none of which is material to the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     3.11  Absence of Certain Changes or Events. Except as required by this
           ------------------------------------
Agreement, since December 31, 2000, there has not been:

           (a) any event, occurrence or condition that has had, or would reasonably be expected to have, a Material Adverse Effect on the Company;

           (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the capital stock of the Company or any of its subsidiaries, or any purchase, redemption or other acquisition by the Company of any capital stock of the Company or any other securities of the Company or any of its subsidiaries, except for repurchases from Company Employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements with the Company, or any granting of any options, warrants, calls or rights to acquire any shares of capital stock of the Company or any other securities of the Company;

           (c) any split, combination or reclassification of any of the capital stock of the Company or any of its subsidiaries;

           (d) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits to any Company Employees, or any payment by the Company or any of its subsidiaries of any bonus to any Company Employees, or any granting by the Company or any of its subsidiaries of any increase in severance or termination pay to any Company Employees, or any entry by the Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement with any Company Employees (or former Company employees) the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement;

           (e) the entry by the Company or any of its subsidiaries into any material licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business, or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with the SEC;

           (f) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or

           (g) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Company other than in the ordinary course of business.

     3.12  Absence of Litigation.
           ---------------------

           (a) There are no claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company, any of its subsidiaries or any of their respective assets and properties before any Governmental Entity that (i) if adversely determined against the Company would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, or (ii) seeks to delay or prevent the consummation of the Merger or any other transaction contemplated by this Agreement.

           (b)  Section 3.12(b) of the Company Schedule contains a complete and
                ---------------
accurate list of all claims, actions, suits or proceedings pending against the Company involving claims in excess of $100,000.

     3.13  Employee and Employee Benefit Matters.
           -------------------------------------

           (a)  Definition.  For all purposes of and under this Section 3.13,
                ----------                                      ------------
the term "Company Affiliate" shall mean any other person or entity under common
          ------------------
control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

           (b)  Schedule.  Section 3.13(b) of the Company Schedule contains an
                --------   ---------------
accurate and complete list of each Company Employee Plan and Company Employment Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Company Employment Agreement, to modify any Company Employee Plan or Company Employment Agreement (except to the extent required by applicable law or to conform any such Company Employee Plan or Company Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Company Employment Agreement. Section 3.13(b) of the Company Schedule contains a representation of
           ---------------
the percentage of the Company's employee base which falls within each of the following categories: non-exempt employees, exempt employees and key employees; average employee salary in each such category; and average tenure in each such category.

           (c)  Documents.  The Company has delivered to Parent a complete and
                ---------
accurate copy of the following: (i) all documents embodying each Company Employee Plan and Company Employment Agreement, including, without limitation, all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan and Company Employment Agreement; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan;
(iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) the most recent IRS determination letter, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all written communications material to any Company Employee or Company Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all material correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all current model COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

          (d)  Company Employee Plan Compliance.  The Company has performed in
               --------------------------------
all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no knowledge of any material default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Each Company Employee Plan intended to qualify under Section 401(a) of the Code and each related trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan. All contributions required to be made by the Company or Company Affiliate, to any Company Employee Plan have either been made on or before their due dates or a reasonable amount has been paid or accrued, in accordance with the Company's ordinary business procedures for the current plan years; provided, however, that any contributions made to a Company Employee Plan intended to be qualified under Code Section 401(k), have been timely made in accordance with DOL regulation Section 2510.3-102. There are no actions, suits or, to the knowledge of the Company, claims pending or threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Parent, the Company or any of the Company Affiliates (other than benefits accrued to date and ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Company Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.


          (e)  Company Pension Plans.  Neither the Company nor any Company
               ---------------------
Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Company Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

          (f)  Collectively Bargained, Multiemployer and Multiple Employer
               -----------------------------------------------------------
Plans. At no time within the six (6) year period ending on the date hereof, has
-----
the Company or any Company Affiliate contributed to or been obligated to contribute to any Company Multiemployer Plan or ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

          (g)  No Post-Employment Obligations.  No Company Employee Plan
               ------------------------------
provides, or reflects or represents any liability to provide retiree health insurance coverage to any person for any reason, except as may be required by COBRA or other applicable statute.

          (h)  Health Care Compliance.  Neither the Company nor any Company
               ----------------------
Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to the Company Employees.

          (i)  Effect of Transaction.
               ---------------------

               (i) The execution and delivery of this Agreement by the Company did not, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events), constitute an event under any Company Employee Plan, Company Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

               (ii) No payment or benefit which will or may be made by the Company or any Company Affiliates with respect to any Company Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

          (j)  Employment Matters.  To the knowledge of the Company, the
               ------------------
Company: (i) is in material compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Company Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). To the knowledge of the Company, there are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy (other than routine claims for benefits).

          (k)  Labor Matters.  No work stoppage or labor strike against the
               -------------
Company is pending or, to the knowledge of the Company, threatened. The Company does not know of any activities or proceedings of any labor union to organize any Company Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no collective bargaining agreement is being negotiated by the Company.

          (l)  Company International Employee Plans. The Company has no
               ------------------------------------
knowledge of, nor has the Company ever had the obligation to maintain, establish, sponsor, participate in or contribute to, any Company International Employee Plan.

     3.14  Restrictions on Business Activities. There is no Contract or
           -----------------------------------
judgment, injunction, order or decree binding upon the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party which has or could have the effect of prohibiting or materially impairing any material business practice of the Company or any of its subsidiaries, any material acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

     3.15  Real Property Matters.
           ---------------------

           (a)  Real Property.  Neither the Company nor any of its subsidiaries
                -------------
owns any material real property. The Company and each of its subsidiaries have good and marketable title to all of their owned real property, free and clear of all liens except (i) for liens for taxes not yet due and payable, (ii) as reflected in the financial statements contained in the Company SEC reports, and
(iii) for such liens or other imperfections of title, if any, as do not materially interfere with the present use and enjoyment of the property affected thereby.

           (b)  Leased Property. Section 3.15 of the Company Schedule contains
                ---------------  ------------
a complete and accurate list of all real property currently leased by Company, and with respect to each Company Lease, the aggregate monthly rental payable thereunder and the expiration date thereof. The Company has furnished or made available to Parent a complete and accurate copy of all leases (each, a "Company
                                                                         -------
Lease" and collectively, the "Company Leases") pursuant to which the Company or
-----                         --------------
any of its subsidiaries lease any real property. All of the Company Leases are valid and enforceable in accordance with their respective terms, and there is not, under any of the Company Leases, any existing material default or event of default on the part of the Company or any of its subsidiaries or, to the knowledge of the Company, on the part of any other party to any such Company Lease (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or any of its subsidiaries has not taken adequate steps to prevent such default from occurring). No term or condition of any Company Lease has been modified, amended or waived except as shown in such documents heretofore furnished or made available to Parent. Each Company Lease constitutes the entire agreement of the landlord and the tenant thereunder, and there are no other Contracts whatsoever relating to the Company's use or occupancy of any of the premises described in the Company Leases. The Company has not transferred or assigned any interest in any Company Lease, nor has the Company subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other person. As of the date of this Agreement, to the knowledge of Company, the landlord under each Company Lease has complied with all of the material requirements, conditions, representations, warranties and covenants of the landlord thereunder, including, without limitation, the timely completion of construction of the leased premises in a good and workmanlike manner and otherwise in accordance with the Company Leases.

     3.16  Tax Matters.
           -----------

           (a) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company and
          -------
each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company. All such Returns were correct and complete in all material respects. The Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns. Except to the extent that an accrual or reserve for Taxes has been established on the consolidated financial statements included in the Company SEC Reports or the balance sheet of the Company included in the most recently filed Company SEC Report, the Company has paid all Taxes payable as of the date of such consolidated financial statements or balance sheet.

           (b) The Company and each of its subsidiaries has withheld with respect to its employees, independent contractors, creditors, stockholders, and all other third parties all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld and have timely paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws.

           (c) Neither the Company nor any of its subsidiaries has executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

           (d) To the knowledge of the Company, no audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

           (e) No material adjustment relating to any Returns filed by the Company or any of its subsidiaries (and no claim by a Tax authority in a jurisdiction in which the Company or any of its subsidiaries does not file Returns that the Company or any of its subsidiaries may be subject to taxation by such jurisdiction) has been proposed in writing formally or informally by any Tax authority to the Company or any of its subsidiaries.

           (f) Neither the Company nor any of its subsidiaries has any liability for any unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since March 31, 2001 in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

           (g) There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

           (h) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

           (i) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

           (j) The Company has not granted any power of attorney with respect to Taxes.

           (k) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of section 897(c) of the Code.

     3.17  Intellectual Property Matters.
           -----------------------------

           (a) No Company Intellectual Property or product owned by the Company or service offering of the Company or any of its subsidiaries (a "Company
                                                                  -------
Product") is subject to any proceeding or outstanding decree, order, judgment,
-------
or stipulation restricting in any material manner, or any Contract restricting in any material manner the use, transfer, or licensing thereof by the Company or any of its subsidiaries, or which may materially affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

           (b) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, perfecting and maintaining such Company Registered Intellectual Property. The Company has not claimed any status in the application for or registration of any Registered Intellectual Property Rights, including "small business status," that would not be applicable to Purchaser.

          (c) In each case in which the Company has acquired any Intellectual Property from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in and to such Intellectual Property (including the right to seek past and future damages with respect thereto) to the Company sufficient for the Company to conduct its business as currently conducted or proposed to be conducted. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the relevant Governmental Entity.

          (d) All Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any person except for ordinary course restrictions or payments that would apply to the Company had the transactions contemplated by this Agreement not occurred.

          (e) The Company owns, and has good and exclusive title to, each item of Company Intellectual Property owned by it free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing: (i) the Company is the exclusive owner of all trademarks and trade names purported to be owned by the Company that are used in connection with the operation or conduct of the business of the Company and its subsidiaries, including the sale, distribution or provision of any Company Products by the Company or its subsidiaries; (ii) the Company owns exclusively, and has good title to, all copyrighted works that are Company Products or services or which the Company or any of its subsidiaries otherwise purports to own; and (iii) to the extent that any Patents would be infringed by any Company Products, to the knowledge of the Company, the Company is the exclusive owner of such Patents, or has secured appropriate rights through license or other agreement.

          (f) Within the past year, the Company has not (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, material Company Intellectual Property that was or is currently purported to be owned by the Company, to any other person, or (ii) permitted the Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

          (g) All Company Intellectual Property used in or necessary to the conduct of the Company's business as presently conducted or reasonably contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have exclusively licensed to the

Company or validly and irrevocably assigned all of their rights, including all Intellectual Property rights therein, to the Company, and no such third party owns or has any rights to any of the Company Intellectual Property purported to be owned by the Company.

          (h) The Company Intellectual Property and other Intellectual Property licensed by the Company constitutes all the Intellectual Property used in and/or necessary to the conduct of the business of the Company as it currently is conducted, and as it is reasonably planned or contemplated to be conducted by the Company, including, without limitation, the design, development, manufacture, use, import, sale and licensing of Company Products.

          (i) No person who has licensed any Intellectual Property to the Company has ownership rights or license rights granted by the Company to improvements made by or for the Company in such Intellectual Property.

          (j) The Company has the right to use, pursuant to valid licenses, all operating software (including software required to provide services offered by the Company), software development tools, library functions, compilers and all other third-party software that are used in the operation of the Company or that are required to create, modify, compile, operate or support any software that is Company Intellectual Property or is incorporated into any Company Product. Without limiting the foregoing, no open source or public library software, including any version of any software licensed pursuant to any GNU public license, was used in the development or modification of any software that is Company Intellectual Property.

          (k) Any agreements between the Company and other persons for the development or manufacture of a Company Product will permit the Company to continue the development or manufacture of any such product notwithstanding any termination or expiration of such agreement(s), without the payment of any additional royalty, fee or other payment to any such other person (other than accrued fees or payments).

          (l) The Company has no knowledge of any information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property invalid or unenforceable, or would materially affect any pending application for any Company Registered Intellectual Property and the Company has not knowingly misrepresented, or knowingly failed to disclose, any facts or circumstances in any application for any Company Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property.

          (m) To the extent that any technology, software or Intellectual Property has been developed or created independently or jointly by another person or employee for the Company or any of its subsidiaries or is incorporated into any of the Company Products, the Company has a written or electronic agreement with such third party or employee with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or
(ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to such person's Intellectual Property in such work, material or invention.

               (n)  Section 3.17(n) of the Company Schedule contains a complete
                    ---------------
     and accurate list of all material Contracts to which the Company or any of its subsidiaries is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than licenses or support and maintenance agreements entered into in the ordinary course), or
     (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company.

               (o)  Section 3.17(o) of the Company Schedule contains a complete
                    ---------------
     and accurate list of all material contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company of the Intellectual Property Rights of any person other than the Company, other than in the ordinary course of business.

               (p) All material Contracts relating to either (i) Company Intellectual Property, or (ii) Intellectual Property of another person licensed to the Company or any of its subsidiaries, including, without limitation, third party licenses to the Company relating to or in any way permitting Company Products, services or Company Intellectual Property to interoperate with other products, systems or standards, are in full force and effect (other than those which have expired by their terms). The execution and delivery of this Agreement by the Company have not violated or resulted in, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not violate or result in, the breach, modification, cancellation, termination or suspension of such Contracts. Each of the Company and its subsidiaries is in material compliance with, and has not materially breached any term of any such Contracts and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such Contracts. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of the Company's rights under such Contracts to the same extent the Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement will result in, by virtue of the terms of any Contract to which the Company or any of its subsidiaries is a party or by they are bound, (i) either the granting by Parent or Merger Sub to any other person any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them (other than Intellectual Property acquired pursuant to this Agreement), (ii) either Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either Parent, Merger Sub or the Company, as the case may be, being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or the Company, respectively, prior to the Effective Time.

               (q) The operation of the business of the Company and its subsidiaries as such business currently is conducted or is currently contemplated to be conducted has not, does not and, to its knowledge, will not infringe or misappropriate, the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction;

     provided however, that with respect to Patents, the foregoing representation is made to the knowledge of the Company.

               (r) Neither the Company nor any of its subsidiaries has received written notice from any third party alleging that the operation of the business of the Company or any of its subsidiaries or any act, product or service (including Company Products, technology or service offerings currently under development) of the Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

               (s) To the knowledge of the Company, no person has or is infringing or misappropriating any Company Intellectual Property.

               (t) The Company and each of its subsidiaries has taken reasonable steps to protect the rights of the Company and its subsidiaries in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of its subsidiaries under an obligation of confidentiality, and, without limiting the foregoing, each of the Company and its subsidiaries has required each employee and contractor to execute a proprietary information/confidentiality agreement and all current and former employees and contractors of the Company and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company.

         3.18  Environmental Matters.
               ---------------------

               (a)  Hazardous Material. Except as would not result in material
                    ------------------
     liability to the Company or any of its subsidiaries, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a "Hazardous Material")
                                                       ------------------
     are present (i) as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company, or (ii) to the knowledge of the Company, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

               (b)  Hazardous Materials Activities. Except as would not result
                    ------------------------------
     in a material liability to the Company (in any individual case or in the aggregate) (i) neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither the Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in
                                       ------------------------------
     violation of
     any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

         3.19  Contracts.
               ---------

               (a) Neither the Company nor any of its subsidiaries is a party to or is bound by any executory:

                    (i) Contract with any officer, director, Company Employee or member of the Company Board, or any service, operating or management agreement or arrangement with respect to any of its assets or properties (whether leased or owned), other than those that are terminable by the Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the Company or any of its subsidiaries;

                    (ii) Contract or plan (including, without limitation, any stock option plan, stock appreciation right plan, equity based compensation plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                    (iii) Contract of indemnification, guaranty or warranty other than any Contract of indemnification, guaranty or warranty entered into in connection with the sale, license or purchase of products or services in the ordinary course of business;

                    (iv) Contract containing any covenant limiting in any respect the right of the Company or any of its subsidiaries to engage in any line of business or to compete with any person or entity or granting any exclusive distribution rights;

                    (v) Contract currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets outside the ordinary course of business, or pursuant to which the Company or any of its subsidiaries has acquired any material ownership interest in any person other than Company's subsidiaries;

                    (vi) dealer, distributor, joint marketing or development Contract under which the Company or any of its subsidiaries has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material Contract pursuant to which the Company or any of its subsidiaries has continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by the Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

                    (vii) Contract to license any third party the right to manufacture or reproduce (other than copies of licensed software) any Company Product, service or technology or any Contract granting rights to a third party to sell or publicly distribute any Company Products, service or technology except agreements with distributors or sales representatives in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form furnished or made available to Parent;

                    (viii) Contract to provide source code to any third party for any product or technology that is material to the Company and its subsidiaries, taken as a whole;

                    (ix) mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                    (x) material settlement agreement under which the Company has ongoing obligations: or

                    (xi) Contract with a customer of the Company involving payments to the Company in excess of $500,000 in any individual case or in the aggregate.

               (b) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party to a Material Company Contract (as defined below), is in breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the material Contracts to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound (including, without limitation, the Contracts that are required to be set forth in the Company Schedule) (any such Contract, a "Material
                                                                  --------
     Company Contract") in such a manner as would permit any other party to
     ----------------
     cancel or terminate any such Material Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

         3.20  Insurance. The Company has furnished or made available to Parent
               ---------
     a complete and accurate copy of all insurance policies and fidelity bonds to which the Company or any of its subsidiaries is a party, beneficiary or named insured (each a "Company Insurance Policy" and collectively, the
                            ------------------------
     "Company Insurance Policies"). The Company believes that the Company
      --------------------------
     Insurance Policies are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its subsidiaries. There is no material claim by the Company or any of its subsidiaries pending under any of the Company Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

         3.21  Opinion of Financial Advisor. The Company Board has been advised
               ----------------------------
     by its financial advisor, Morgan Stanley & Co., Inc., that in such advisor's opinion, as of the date of this Agreement, the Merger Consideration is fair to the holders of Company Shares (other than Parent and its affiliates) from a financial point of view, and the written confirmation of such opinion has been delivered to Parent.

         3.22  Brokers. Except for fees payable to Morgan Stanley & Co., Inc.
               -------
     pursuant to an engagement letter, dated May 23, 2001, a complete and accurate copy of which has been furnished to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

         3.23  State Takeover Statutes. The Company Board has approved this
               -----------------------
     Agreement, the Merger and the other transactions contemplated hereby, and the Company Voting Agreements and the transactions contemplated thereby, and such approval is sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated hereby, and to the Company Voting Agreements and the transactions contemplated thereby, the provisions of Section 203 of the DGCL to the extent, if any, Section 203 of the DGCL is applicable to this Agreement, the Merger and the other transactions contemplated hereby, and to the Company Voting Agreements and the transactions contemplated thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to this Agreement, the Merger or the other transactions contemplated hereby, or to the Company Voting Agreements and the transactions contemplated thereby.

         3.24  Board Approval. The Company Board, at a meeting duly called and
               --------------
     held on June 10, 2001 (i) unanimously determined that this Agreement is advisable, (ii) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders; (iii) approved this Agreement and the transactions contemplated hereby, and (iv) resolved to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger under Delaware Law.

         3.25  Reorganization. Neither the Company nor any of its subsidiaries
               --------------
     has taken any action that has caused, or would reasonably be expected to cause, the Merger to fail to qualify a "reorganization" within the meaning of Section 368(a) of the Code.

         3.26  Registration Statement; Proxy Statement/Prospectus. None of the
               --------------------------------------------------
     information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is declared or ordered effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will not, as of the Effective Time, on the date mailed to the Company's stockholders, and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in the Registration Statement or the Proxy Statement/Prospectus.

                                  ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby jointly and severally represent and warrant to the Company, subject to the information set forth in the disclosure letter delivered by Parent and Merger Sub to the Company dated as of the date hereof (the "Parent Schedule"), as follows:
                                 ---------------

         4.1   Organization and Qualification; Subsidiaries. Each of Parent and
               --------------------------------------------
     its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is currently being conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries at all times has been, and currently is, in compliance with the terms of the Approvals applicable to it, except where the failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of its business requires such qualification or to be in good standing, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         4.2   Certificate of Incorporation and Bylaws. Parent has delivered to
               ---------------------------------------
     the Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended to date (together, the "Parent Charter Documents").
                                                   ------------------------
     The Parent Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect, Parent is not in violation of any of the provisions of the Parent Charter Documents, and no subsidiary of Parent is in violation of any of its equivalent organizational documents, except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         4.3   Capitalization.
               --------------

               (a) The authorized capital stock of Parent consists of 500,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. As of the close of business on June 1, 2001: (i) 162,130,889 shares of Parent Common Stock were issued and outstanding; (ii) 455,654 shares of Parent Common Stock were held by Parent as treasury stock; (iii) no shares of Parent Common Stock were held by any subsidiaries of Parent; (iv)1,000,000 shares of Parent Common Stock were reserved for future issuance under the employee stock purchase plan of Parent; (v) 24,126,378 shares of Parent Common Stock were reserved for issuance upon the exercise of stock options outstanding under Parent's stock plans; (vi) 10,800,000 shares of Parent Common Stock were reserved for issuance upon conversion of Parent's 5 1/2 % convertible subordinated notes; and (vii) no shares of Parent Preferred Stock were issued or outstanding. Except as set forth in this Section 4.3(a), there
                                                        --------------
     are no securities of Parent authorized, reserved for issuance, issued or outstanding. All of the outstanding shares of Parent Common Stock, and all outstanding shares of capital stock of each subsidiary of Parent, are validly issued, fully paid and nonassessable shares of Parent Common Stock, and were issued in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements and all applicable Contracts to which Parent or any of its subsidiaries is a party or by which they are bound.

               (b) The shares of Parent Common Stock issued as part of the Merger Consideration will, when issued, be duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock, and not subject to any preemptive rights created by statute, Parent's Certificate of Incorporation or Bylaws or any agreement to which Parent is a party or is bound, and will, when issued, be registered under the Securities Act and the Exchange Act and registered or qualified (or exempt from registration and qualification requirements) under all applicable state "blue sky" securities laws.

         4.4   Authority Relative to this Agreement. Parent has all necessary
               ------------------------------------
     corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder, and the consummation by Parent of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action (including any action of the Parent Board or Parent's stockholders) on the part of Parent, and no other corporate proceedings on the part of Parent, are necessary to authorize Parent to execute and deliver this Agreement, to perform its obligations hereunder or to consummate the transactions contemplated hereby, subject only to filing the Certificate of Merger under the applicable provisions of Delaware Law. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes the legal and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         4.5   No Conflict; Required Filings and Consents.
               ------------------------------------------

               (a) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby will not,
     (i) violate the Parent Charter Documents or the equivalent organizational documents of any of Parent's subsidiaries, (ii) subject to obtaining the consents, approvals, authorizations and permits, and making the filings and notifications, set forth in Section 4.5(b) hereof, conflict with or violate
                                 --------------
     any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries, or by which Parent, any of its subsidiaries or any of their respective assets and properties are bound or affected, or
     (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, or impair the rights of Parent or any of its subsidiaries under, or alter the rights or obligations of any person under, or give to any person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the assets or properties of Parent or any of its subsidiaries pursuant to, any material Contract to which Parent or any of its subsidiaries is a party or by which Parent, any of its subsidiaries or any of their respective assets and properties are bound or affected, except, with respect to clause (ii) and

     (iii) of this Section 4.5(a), for such conflicts, violations, breaches,
                   --------------
     defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on Parent's ability to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby.

               (b) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements under the Securities Act, the Exchange Act, the HSR Act, the applicable antitrust or competition laws and regulations of foreign Governmental Entities, if any, and the rules of the Nasdaq, (ii) for the filing and recordation of the Certificate of Merger as required by Delaware Law and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (A) would not prevent or materially delay the parties hereto from performing their respective obligations under this Agreement or consummating the transactions contemplated hereby, or (B) would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         4.6   SEC Filings; Financial Statements.
               ---------------------------------

               (a) Parent has made available to the Company a complete and accurate copy of each report, schedule, registration statement, proxy and information statements and other documents filed by Parent with the SEC since December 31, 1997 (each, a "Parent SEC Report" and collectively, the
                                       -----------------
     "Parent SEC Reports"), which are all the reports, schedules, registration
      ------------------
     statements, proxy and information statements and other documents required to be filed by Parent with the SEC since such date. The Parent SEC Reports
     (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or, if such Parent SEC Report was amended or superseded by another filing, then on the date of filing of such amendment or superceding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

               (b) As of their respective dates, each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of footnotes as permitted by Form 10-Q promulgated under the Exchange Act), and (iii) fairly presents in all material respects the consolidated financial condition of Parent and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of Parent and its subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end recurring adjustments which were not or are not expected to be material in amount or significance.

               (c) Parent has previously delivered to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed as of the date hereof with the SEC but which are required to be filed as of the date hereof, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

         4.7   No Undisclosed Liabilities. Neither Parent nor any of its
               --------------------------
     subsidiaries has any liabilities (whether absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, assets, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, except (i) liabilities set forth or reflected in Parent's balance sheet as of December 31, 2001 contained in the Parent SEC Reports, (ii) liabilities incurred since December 31, 2001 in the ordinary course of business, none of which is material to the business, assets, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, or (iii) liabilities published in Parent's press release dated April 26, 2001 (relating to Parent's fiscal fourth quarter and year-end financial results). Parent and each of its subsidiaries has timely filed all Returns relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority, except such Returns which are not material to Parent. Parent and each of its subsidiaries has paid all Taxes shown to be due on such Returns.

         4.8   No Material Adverse Effect. Except as require by this Agreement,
               --------------------------
     since December 31, 2000, there has not been any event, occurrence or condition that has had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

         4.9   Absence of Litigation. Except as set forth in the Parent SEC
               ---------------------
     Documents filed with the SEC prior to the date hereof, there are no claims, actions, suits or proceedings pending or, to the knowledge of Parent, threatened against Parent, any of its subsidiaries or any of their respective assets and properties before any Governmental Entity that if adversely determined against Parent would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

         4.10  Intellectual Property. Except as would not reasonably be expected
               ---------------------
     to have, individually or in the aggregate, a Material Adverse Effect on Parent, Parent and its subsidiaries own or possess adequate licenses or other valid rights to us all Intellectual Property used or held for use in connection with the business of Parent and its subsidiaries as currently conducted. To the knowledge of Parent, the conduct of the business of Parent and its subsidiaries as currently conducted does not and will not conflict with any Intellectual Property of any third party, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         4.11  Funds. As of the Effective Time, Parent will have sufficient
               -----
     funds to pay the Merger Consideration in connection with the Merger and all other fees and expenses incurred in connection with the Merger.

         4.12  Merger Sub. Merger Sub was formed solely for the purpose of
               ----------
     engaging in the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger and the other transactions contemplated by this Agreement. As of the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Parent.

         4.13  Brokers. Except for fees payable to Banc of America Securities
               -------
     LLC, Parent has not incurred nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.14  Registration Statement; Proxy Statement/Prospectus. None of the
               --------------------------------------------------
     information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is declared or ordered effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will not, as of the Effective Time, on the date it is mailed to the Company's stockholders, and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the Registration Statement or the Proxy Statement/Prospectus.

                                   ARTICLE V
                                INTERIM CONDUCT

         5.1   Conduct of Business by the Company. Except as contemplated by
               ----------------------------------
     this Agreement or as otherwise approved by Parent in writing, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII hereof or the Effective Time, the Company and each
                 ------------
     of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, (i) carry on its business in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and in material compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, (ii) pay or perform other material obligations when due, and (iii) use all commercially reasonable efforts consistent with past practices and policies to (A) preserve intact its present business organization, (B) keep available the services of its present officers and employees, and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees and other persons with which it has significant business dealings. In addition to the foregoing, except (i) as permitted by the terms of this Agreement, (ii) as set forth in Section 5.1 of the Company Schedule, or (iii) as otherwise
                  -----------
     approved by Parent in writing (which approval shall not be unreasonably withheld or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII
                                                               ------------
     hereof or the Effective Time, the Company shall not do any of the following and shall not permit any of its subsidiaries to do any of the following:

               (a) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of Company Stock Options or restricted stock, reprice Company Stock Options granted under any employee, consultant, director or other Company Stock Option Plans, or authorize cash payments in exchange for any Company Stock Options granted under any of such employee, consultant, director or other Company Stock Option Plans;

               (b) grant any severance or termination pay or benefits, or payments or benefits triggered by a change of control or merger, to any officer or employee of the Company, except pursuant to written agreements outstanding, or written policies existing, on the date hereof and as previously disclosed in writing or delivered to Parent, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

               (c) other than in the ordinary course of business, transfer or license to any person, or otherwise extend, amend or modify, any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights;

               (d) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

               (e) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to a Company Stock Option or purchase agreements in effect on the date hereof;

               (f) issue, deliver, sell, authorize, pledge or otherwise encumber (or propose any of the foregoing) any shares of capital stock or other securities convertible into, or exercisable or exchangeable for, shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other securities convertible into, or exercisable or exchangeable for, shares of capital stock, or enter into other Contract obligating it to issue any such shares of capital stock or securities convertible into, or exercisable or exchangeable for, shares of capital stock, or issue or grant any other equity-based compensation award (whether payable in cash and/or stock), other than (i) the issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Options and Company Warrants outstanding as of the date hereof, (ii) the issuance of shares of Company Common Stock issuable to participants in the Company ESPP consistent with the terms thereof, or (iii) the granting of Company Stock Options to newly-hired employees of the Company (other than directors, officers and other executive level employees) in the ordinary course of business consistent with past practice in an amount not to exceed 50,000 shares of Company Common Stock in the aggregate, or 5,000 shares of Company Common Stock in any individual case; provided, however, that (x) none of such Company Stock Options, pursuant to their respective terms, will vest or be exercised prior to January 1, 2002, (y) the recipients of each such Company Stock Option waives any and all rights to acceleration of the vesting of such Company Stock Options under the applicable Company Option Plan, and (z) the agreement pursuant to which each such Company Stock Option is granted does not provide for acceleration in any circumstance;

               (g) cause, permit or propose any amendments to the Company Charter Documents or similar governing instruments of any of its subsidiaries;

               (h) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or the assets of, or by any other manner, any business or any person or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or alliances;

               (i) sell, lease, license, encumber or otherwise dispose of any properties or assets, except for sales of inventory in the ordinary course of business or the sale, lease or disposition (other than through licensing permitted by Section 5.1(c) hereof) of property or assets which are not
                  --------------
     material, individually or in the aggregate, to the business of the Company and its subsidiaries, taken as a whole;

               (j) other than in the ordinary course of business, enter into, modify, amend or terminate any existing lease, license or contract affecting the use, possession or operation of any properties or assets, or grant or otherwise create or consent to the creation of any lien on or affecting any owned or leased property or any portion thereof, or convey, assign, sublease, license or otherwise transfer all or any portion of any owned or leased property or any interest or rights therein;

               (k) incur any indebtedness for borrowed money, or guarantee any such indebtedness of another person, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, or enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital consistent with past practice;

               (l) adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than (i) offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will" and (ii) employment obligations to foreign employees under applicable Legal Requirements), or pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by applicable law;

               (m) pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date hereof) or any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company or any of its subsidiaries is a party or of which the Company or any of its subsidiaries is a beneficiary;

               (n) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or any of its subsidiary is a party, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

               (o) except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

               (p) make any capital expenditures in excess of $50,000 in any individual case, and $400,000 in the aggregate;

               (q) incur or enter into any Contract requiring the Company or any of its subsidiaries to pay in excess of $25,000 in any individual case;

               (r) make any Tax election or accounting method change inconsistent with past practice that, individually or in the aggregate, would adversely affect in any material respect the Tax liability or Tax attributes of the Company or any of its subsidiaries, taken as a whole, or settle or compromise any material Tax liability, or consent to any extension or waiver of any limitation period with respect to Taxes; or

               (s) agree in writing or otherwise to take any of the actions referred to in Section 5.1(a) through Section 5.1(r) hereof, inclusive.
                    --------------         --------------

         5.2   Additional Restriction on Conduct of Business by the Company.
               ------------------------------------------------------------
     Except (i) as permitted by the terms of this Agreement, or (ii) as otherwise approved by Parent and Merger Sub in writing, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII hereof or the Effective Time, the Company shall
                 ------------
     not, and shall not permit any of its subsidiaries to, take any action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.


         5.3   Conduct of Business by Parent and Merger Sub. Except (i) as
               --------------------------------------------
     permitted by the terms of this Agreement, (ii) as set forth in Section 5.3
                                                                    -----------
     of the Parent Schedule, or (iii) as otherwise approved by the Company in writing, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII hereof or the
                                               ------------
     Effective Time, Parent and Merger Sub shall not, and shall not permit any of their respective subsidiaries to do any of the following:

               (a) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock;

               (b) effect any amendment to Parent's Certificate of Incorporation that would have an adverse effect on the rights of holders of Parent Common Stock (including, without limitation, the Parent Common Stock to be issued as part of the Merger Consideration);

               (c) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any case, would reasonably be expected to prevent or delay beyond the Termination Date the consummation of the Merger or any other transaction contemplated by this Agreement; or

               (d) take any action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of
     Section 368(a) of the Code.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

         6.1   No Solicitation.
               ---------------

               (a) From and after the execution and delivery of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to Article VIII hereof, the Company and its subsidiaries
                           ------------
     shall not, nor will they authorize or permit any of their respective officers, directors, controlled affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of an Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information relating to the Company or any of its subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to any person that has made, or take any other action intended to assist or facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to an Acquisition Proposal, (iv) approve, endorse or recommend an Acquisition Proposal, or
     (v) enter into any letter of intent or similar Contract contemplating or otherwise relating to an Acquisition Transaction (as defined below); provided, however, that notwithstanding the foregoing, prior to the Effective Time the Company Board may, directly or indirectly through advisors, agents or other intermediaries, subject to the Company's compliance with the terms of this Section 6.1, (A) engage or participate in
                                       -----------
     discussions or negotiations with any person that has made (and not withdrawn) a bona fide Acquisition Proposal that the Company Board reasonably concludes in good faith (after consultation with a financial advisor of nationally recognized reputation) constitutes a Superior Proposal, and/or (B) furnish to such person nonpublic information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement with terms that in the aggregate are no less favorable to the Company than those contained in the Confidentiality Agreement, provided that in each case (1) none of the Company, any of its subsidiaries or any representative of the Company or its subsidiaries shall have violated any of the terms of this Section 6.1 in connection with such Acquisition
                          -----------
     Proposal, (2) the Company Board reasonably concludes in good faith, after consultation with its outside legal counsel, that in light of such Superior Proposal such action is required in order for the Company Board to comply with its fiduciary obligations to the Company's stockholders under Delaware Law, (3) at least two (2) business days prior to engaging or participating in any such discussions or negotiations with, such person, the Company gives Parent written notice of the identity of such person and all of the material terms and conditions of such Acquisition Proposal and of the Company's intention to furnish nonpublic information to, or engage or participate in discussions or negotiations with, such person, and (4) contemporaneously with furnishing any such information to such person, the Company furnishes such information to Parent (to the extent such information has not been previously furnished by Company to Parent). The Company and its subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.1 by any officer, director or
                                    -----------
     employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 6.1 by
                                                                -----------
     Company. The Company shall not be entitled to enter into any letter of intent or similar document or any Contract (other than a confidentiality agreement as permitted by this Section 6.1) contemplating or otherwise
                                    -----------
     relating to an Acquisition Proposal unless and until this Agreement is terminated by its terms pursuant to Article VIII hereof and the Company has
                                         ------------
     paid all amounts due to Parent pursuant to Section 8.4 hereof.
                                                -----------

               (b) For all purposes of and under this Agreement, (i) the term "Acquisition Proposal" shall mean any offer or proposal (other than an
      --------------------
     offer or proposal by Parent) relating to any Acquisition Transaction; (ii) the term "Acquisition Transaction" shall mean any transaction or series of
               -----------------------
     related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13d of the Exchange Act) of more than a fifteen percent (15%) interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act) beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty five percent (85%) of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of the assets of the Company; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company; and (iii) the term "Superior Proposal" shall mean an Acquisition Proposal involving the
           -----------------
     acquisition of at least a majority of the outstanding voting securities of the Company with respect to which the Company Board shall have reasonably determined in good faith (after consultation with a financial advisor of a nationally recognized standing) (A) taking into account, among other things, the legal, financial and regulatory aspects of such Acquisition Proposal and the person making such Acquisition Proposal, that the acquiring party is capable of consummating the proposed Acquisition Transaction on the terms proposed (including, without limitation, the acquiring person's ability to obtain any necessary financing), and (B) that the proposed Acquisition Transaction would, if consummated, be more favorable to the Company's stockholders (in their capacities as such), from a financial point of view, than the transactions contemplated by this Agreement.

               (c)  In addition to the obligations of Company set forth in
     Section 6.1(a) hereof, the Company shall, as promptly as practicable,
     --------------
     advise Parent orally and in writing of any request for information which the Company reasonably believes could lead to a bona fide Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which the Company reasonably believes could lead to any bona fide Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making any such request, Acquisition Proposal or inquiry. The Company shall keep Parent informed of the status and details (including material amendments or proposed material amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, the Company shall (i) provide Parent with at least forty eight (48) hours prior written notice (or such lesser prior notice as provided to the members of the Company Board) of any meeting of the Company Board at which the Company Board is reasonably expected to consider an Acquisition Proposal, and (ii) provide Parent with at least twenty four (24) hours prior written notice of a meeting of the Company Board at which the Company Board is reasonably expected to approve, endorse or recommend a Superior Proposal to its stockholders, and together with such notice a copy of the definitive documentation relating to such Superior Proposal.

               6.2  Company Stockholder Meeting. Promptly after the date hereof,
                    ---------------------------
     the Company shall take all action necessary under Delaware Law and the Company Charter Documents to call and hold a meeting of the stockholders of the Company (the "Company Stockholder Meeting") to be held as promptly as
                       ---------------------------
     reasonably practicable for the purpose of voting upon the adoption and approval of this Agreement and the approval of the Merger, and the Company shall use all commercially reasonable efforts to hold the Company Stockholder Meeting as promptly as practicable after the date upon which the Registration Statement is declared or ordered effective by the SEC. Notwithstanding anything to the contrary set forth in this Agreement, the Company may adjourn or postpone the Company Stockholder Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to the Company's stockholders in advance of a vote on this Agreement and the Merger at the Company Stockholder Meeting or if, as of the time for which the Company Stockholder Meeting (as set forth in the Proxy Statement/Prospectus), there are insufficient shares of Company Common Stock represented (either in person or by proxy) at the Company Stockholder Meeting to constitute a quorum necessary to conduct business at the Company Stockholder Meeting. Subject to Section 6.3(c) hereof, the Company shall use all commercially reasonable
        --------------
     efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and shall take all other commercially reasonable action necessary or advisable to secure the Requisite Company Stockholder Vote at the Company Stockholder Meeting. The Company shall ensure that the Company Stockholder Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholder Meeting, are solicited in compliance with Delaware Law, the Company Charter Documents, the rules of the Nasdaq and all other applicable Legal Requirements. Unless this Agreement shall be earlier terminated pursuant to
     Article VIII hereof, the Company shall call and hold the Company
     ------------
     Stockholder Meeting for the purpose of voting upon the adoption and approval of this Agreement and the approval of the Merger whether or not the Company Board at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's stockholders reject it. Notwithstanding anything to the contrary contained in this Agreement, the Company's obligation to establish a record date for, call, give notice of, convene and hold the Company Stockholder Meeting pursuant to this Section 6.2 shall not be limited to or otherwise affected
                      -----------
     by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal.

         6.3   Preparation and Filing of Registration Statement and Proxy
               ----------------------------------------------------------
     Statement/Prospectus; Withdrawal of Company Board Recommendation.
     ----------------------------------------------------------------

               (a) Promptly after the date hereof, Parent and the Company shall prepare and the Company shall file with the SEC a proxy statement for use in connection with the solicitation of proxies from the Company's stockholders in favor of the adoption and approval of this Agreement and the approval of the Merger at the Company Stockholder Meeting (the "Proxy
                                                                         -----
     Statement/Prospectus"), and Parent and the Company shall prepare and Parent
     --------------------
     shall file with the SEC a registration statement on Form S-4 (or any successor form thereto) (the "Registration Statement") for the offer and
                                   ----------------------
     sale of the Parent Common Stock pursuant to the Merger and in which the Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the Registration Statement. Each of Parent and the Company shall use all commercially reasonable efforts to have the Registration Statement declared or ordered effective under the Securities Act as promptly as practicable after such filing with the SEC. The Company shall use all commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared or ordered effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement/Prospectus. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Registration Statement will be made by Parent, or with respect to the Proxy Statement/Prospectus will be made by Company, without providing the other party hereto a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company shall advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to either of the Registration Statement or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party or parties hereto, as applicable, and an appropriate amendment or supplement to the Registration Statement and/or the Proxy Statement/Prospectus describing such information shall be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the stockholders of the Company. Each of the parties hereto shall cause the Proxy Statement/Prospectus to comply as to form and substance to such party in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules of the Nasdaq.

               (b)  Subject to the terms of Section 6.3(c) hereof, (i) the
                                            --------------
     Company Board shall recommend that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Merger at the Company Stockholder Meeting; provided, however, that the Company Board shall submit this Agreement to the Company's stockholders whether or not at any time subsequent to the date hereof the Company Board determines that it can no longer make such recommendation, (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Company Board has recommended that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Merger at the Company Stockholder Meeting, and (iii) neither the Company Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the recommendation of the Company Board that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the approval of the Merger at the Company Stockholder Meeting.

               (c) Nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the approval and adoption of this Agreement and approval of the Merger if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) neither the Company nor any of its representatives shall have violated any of the terms of Section 6.1 hereof, and (iii) the
                                             -----------
     Company Board concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Company Board to comply with its fiduciary duties to the Company's stockholders under Delaware Law; provided, however, that prior to any commencement thereof the Company shall have given Parent at least seventy two (72) hours notice thereof. Nothing contained in this Section
                                                                      -------
     6.3(c) shall limit the Company's obligation to hold and convene the Company
     ------
     Stockholder Meeting (regardless of whether the unanimous recommendation of the Company Board shall have been withdrawn, amended or modified). Nothing in this Section 6.3(c) shall prohibit the Company Board from (i) taking and
             --------------
     disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, (ii) complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, or (iii) making any disclosure that is required to comply with the Company Board's duty of candor (including, without limitation, a change of recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger by the Company's stockholders) to the Company's stockholders under Delaware Law, provided that the Company Board concludes in good faith, after consultation with its outside legal counsel, that taking any of the actions referred to in the foregoing clauses (i), (ii) or (iii) is required in order for the

     Company Board to comply with its fiduciary obligations to the Company's stockholders under Delaware Law.

         6.4   Confidentiality. The parties acknowledge that Company and Parent
               ---------------
     have previously executed a Confidentiality Agreement, dated as of June 1, 2001 (the "Confidentiality Agreement"), which will continue in full force
                -------------------------
     and effect in accordance with its terms.

         6.5   Access to Information. The Company and Parent shall afford each
               ---------------------
     other and their respective accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to their respective properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning their respective businesses, including the status of product development efforts, properties, results of operations and personnel, as either Parent or the Company may reasonably request. No information or knowledge obtained by Parent or the Company in any investigation pursuant to this Section 6.5
                                                                 -----------
     will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         6.6   Public Disclosure. Parent and the Company shall consult with each
               -----------------
     other, and agree, before issuing any press release or otherwise making any public statement with respect to this Agreement, the Merger, the other party or parties hereto, or any Acquisition Proposal, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or any listing agreement with a national securities exchange or the Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement.

         6.7   Commercially Reasonable Efforts. Upon the terms and subject to
               -------------------------------
     the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use its respective commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including, without limitation, to accomplish the following: (i) causing of the conditions precedent set forth in Article VII hereto be satisfied, (ii) the
                                       -----------
     obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or any other transactions contemplated hereby, including, without limitation, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the Merger or the other transactions contemplated hereby, and to fully carry out the purposes and intent of, this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to take, or cause to be taken, all reasonable actions to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent, Merger Sub or the Company or any subsidiary or affiliate thereof to agree to any divestiture (including, without limitation, through a licensing arrangement) by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

         6.8   Notification. The Company shall give prompt notice to Parent upon
               ------------
     becoming aware that any representation or warranty made by it contained in this Agreement has become materially untrue or inaccurate, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by the Company under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Company set forth in this Agreement or the conditions to the obligations of the Company set forth in this Agreement. Parent shall give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub contained in this Agreement has become materially untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by Parent or Merger Sub under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of Parent or Merger Sub or the conditions to the obligations of Parent and Merger Sub under this Agreement.

         6.9   Third Party Consents. As soon as practicable following the date
               --------------------
     hereof, the Company shall use all commercially reasonable efforts to obtain all consents, waivers and approvals set forth in Section 3.6 of the Company
                                                      -----------
     Schedule that Parent has requested in writing that the Company obtain.

         6.10  Company Stock Options; Company ESPP.
               -----------------------------------

               (a)  Company Stock Options.
                    ---------------------

                    (i) At the Effective Time, each Company Stock Option, whether or not then vested or exercisable, shall be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number of shares of Parent Common Stock) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient (rounded up to the nearest whole cent)
determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to Closing by the Option Exchange Ratio. For purposes of this Section 6.10(a) the term "Option
                                                ---------------           ------
Exchange Ratio" shall mean the sum of (x) the Stock Portion, and (y) the
--------------
quotient determined by dividing the Cash Portion by the fair market value of one
(1) share of Parent Common Stock, as determined at the Effective Time.

               (ii) As promptly as practicable (but in no event more than 30 calendar days) following the Effective Time, Parent shall file, if available for use by Parent, a registration statement on Form S-8 to register under the Securities Act the issuance and resale of all shares of Parent Common Stock issuable upon the exercise of the Company Stock Options assumed by Parent pursuant to Section 6.9(a) hereof.
            --------------

           (b) Company ESPP. The Company shall take all steps necessary or
               ------------
appropriate (as determined by Parent) to terminate the Company ESPP on either
(i) the day immediately prior to the Effective Time, or (ii) the last day of the last full payroll period ending immediately prior to the Effective Time.

     6.11  Employee Matters
           ----------------

           (a) The Company shall terminate, effective as of the day immediately preceding the date the Company becomes a member of the same Controlled Group of Corporations (as defined in Section 414(b) of the Code) as Parent (the "401(k)
                                                                        ------
Termination Date"), any and all 401(k) plans maintained by the Company or any of
----------------
its subsidiaries unless Parent shall provide notice to the Company that any such 401(k) plan(s) shall not be terminated pursuant to this Section 6.11. The
                                                        ------------
Company shall provide Parent evidence that the 401(k) plan(s) of the Company and its subsidiaries have been terminated pursuant to resolutions of the Company Board or the board of directors of its subsidiaries, as applicable (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the 401(k) Termination Date. All employees of the Company shall continue on their existing benefit plans until such time as, in Parent's sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Parent for its and its affiliates' employees. Pending such action, Parent shall maintain the effectiveness of the Company's benefit plans.

          (b) To the extent permitted under applicable law, each employee of the Company or its subsidiaries who shall become an employee of Parent in connection with the Merger shall be given credit for all service with the Company or its subsidiaries (or service credited by the Company or its subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by Parent or the Surviving Corporation (other than sabbatical benefits, for which employees of the Company or its subsidiaries will not receive any such past service credit) in which they participate or in which they become participants for purposes of eligibility and vesting; provided, however, that no such credit shall be provided in any circumstance that would result in duplicative benefits, and provided, further, however, that such insurance carriers, outside providers or the like are able to honor such commitments or terms reasonably acceptable to Parent.

           (c) The Company shall terminate any and all group severance, separation or salary continuation plans, programs or arrangements maintained by the Company or any of its subsidiaries, effective in each case as of the day immediately preceding the Effective Time. The Company shall provide Parent evidence that such plans have been terminated pursuant to resolutions of the Company Board or the board of directors of its subsidiaries, as applicable (the form and substance of which resolutions shall be subject to review and approval of Parent).

     6.12  Rights Plan Amendment
           ---------------------

           (a) From the date of this Agreement until the earlier to occur of the termination Agreement pursuant Article VIII hereof or the Effective Time, the
                               ------------
Company and the Company Board shall not amend or modify, or take any other action with regard to the Company Rights Plan in any manner, or take any other action so as to (i) render the Company Rights Plan inapplicable to any transaction other than the Merger and other transactions contemplated by this Agreement and the Company Voting Agreements and the transactions contemplated thereby, or (ii) permit any person (other than Parent, Merger Sub or any of their affiliates) who would otherwise be an Acquiring Person (as defined in the Company Rights Plan) not to be an Acquiring Person thereunder, or (iii) provide that a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Company Rights Plan) or similar event does not occur as promptly as practicable by reason of the execution of any agreement or transaction other than this Agreement and the Company Voting Agreements and the Merger and the agreements and transactions contemplated hereby and thereby, or (iv) except as specifically contemplated by this Agreement, otherwise affect the rights of holders of Company Rights, or (v) otherwise render the Company Rights Plan applicable to Parent or its affiliates.

           (b) In the event that this Agreement is terminated pursuant to
Article VIII hereof or otherwise (other than the termination of this Agreement
------------
by the Company pursuant to Section 8.1(c)(i) hereof) the Company shall not, for
                           -----------------
a period of six months from such termination, amend, modify, terminate or otherwise rescind the Rights Plan Amendment without the prior written consent of Parent.

     6.13  Directors' and Officers' Indemnification
           ----------------------------------------

           (a) For a period six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company under any indemnification agreements between the Company and its directors and officers in effect immediately prior to the Effective Time (the "Company Indemnified Parties") and any
                            ---------------------------
indemnification provisions under the Company Charter Documents as in effect on the date hereof to the maximum extent permitted by applicable law. The Certificate of Incorporation of the Surviving Corporation shall contain provisions with respect to exculpation and indemnification that are at least as favorable to the Company Indemnified Parties as those contained in the Company Charter Documents as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by applicable law.

           (b) For a period of six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy in an amount and on terms no less advantageous, when taken as a whole, to those applicable to the current directors and officers of the Company; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of 150% of the annual premium currently paid by the Company under its directors' and officer's liability insurance policy in effect as of the date hereof, and if the cost for such coverage is in excess of such amount, the Surviving Corporation shall only be required to maintain such coverage as is available for such amount; and provided further, however, that notwithstanding the foregoing, Parent may fulfill its obligations under this Section 6.13(b) by purchasing a policy of
                                   ---------------
directors' and officers' insurance approved in advance by the Company, or a "tail" policy under the Company's existing directors' and officers' insurance policy, in either case which (i) has an effective term of six (6) years from the Effective Time, (ii) covers only those persons who are currently covered by the Company's directors' and officers' insurance policy in effect as of the date hereof and only for actions and omissions occurring on or prior to the Effective Time, (iii) contains terms and conditions (including, without limitation, coverage amounts) that are no less advantageous, when taken as a whole, to those applicable to the current directors and officers of the Company.

           (c) In the event the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, assume or continue the obligations set forth in this Section 6.13.
              ------------

           (d) The provisions of this Section 6.13 shall survive the
                                      ------------
consummation of the Merger at the Effective Time and continue for the periods specified in this Section 6.13 and are (i) intended to be for the benefit of,
                  ------------
and shall be enforceable by, each of the Indemnified Parties and their respective heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     6.14  Regulatory Filings.  As soon as may be reasonably practicable, the
           ------------------
Company and Parent each shall file with the FTC and the Antitrust Division of the DOJ Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification filings and submissions with any foreign Governmental Entity as the parties may agree in their best judgment are necessary, material or appropriate. The Company and Parent each shall (i) cooperate and coordinate with one another in the making of such filings, (ii) supply the other with any information which may be required in order to effectuate such filings, and (iii) supply any additional information which may be required by the FTC, the DOJ or the competition or merger control authorities of any other Governmental Entity; provided, however, that Parent shall not be required to agree to any divestiture by Parent, the Company or any of their respective subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent, the Company or any of their respective subsidiaries or affiliates, or the imposition of any limitation on the ability of any of the foregoing to conduct their respective businesses or to own or exercise control of their respective assets, properties and stock.

     6.15  Company Affiliate Agreements.  Section 6.15 of the Company Schedule
           ----------------------------   ------------
contains a complete and accurate list of those persons who may be deemed to be, in the Company's reasonable judgment, affiliates of the Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "Company
                                                                   -------
Affiliate" and collectively, the "Company Affiliates"). The Company shall
---------                         ------------------
provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing and evaluating the foregoing schedule of Company Affiliates. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be issued to a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreements. The Company and Parent will comply with each of their respective obligations and covenants under each of the Company Affiliate Agreements.

     6.16  Nasdaq Listing.  If required by applicable rules of the Nasdaq,
           --------------
Parent shall cause the listing on the Nasdaq of the shares of Parent Common Stock issuable, and those required to be reserved for issuance, pursuant to the Merger and the other transactions contemplated hereby, subject to official notice of issuance.

     6.17  Obligations of Merger Sub.  Parent shall take all action necessary to
           -------------------------
cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement.

     6.18  Parent Board Designee.  At the Effective Time, the Company shall be
           ---------------------
entitled to designate one (1) director (the "Company Designee") on the Parent
                                             ----------------
Board, who shall serve for an initial term ending on the date of the next succeeding annual meeting of stockholders of Parent. If Parent's next scheduled annual meeting of stockholders is scheduled to occur within six (6) months of the Effective Time, Parent shall take all commercially reasonable actions necessary to cause the Company Designee to be so elected or appointed to the Parent Board at or immediately after such next annual meeting of stockholders, including, without limitation, at the option of Parent, by either increasing the size of the Parent Board or seeking and accepting the resignations of such number of then incumbent directors (subject to any limitations set forth in Parent's Certificate of Incorporation or Bylaws) as is necessary to enable the Company Designee to be so elected or appointed to the Parent Board.

     6.19  Section 16 Affiliates.  Parent, Merger Sub and the Company shall take
           ----------------------
all such steps as may be required to provide that, with respect to each Section 16 Affiliate, (i) the transactions contemplated by this Agreement, and (ii) any other dispositions of Company equity securities (including derivative securities) or other acquisitions of Parent equity securities (including derivative securities) in connection with this Merger, shall be exempt under Rule 16b-3 promulgated under the Exchange Act, in accordance with the terms and conditions set forth in that certain No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                                  ARTICLE VII
                           CONDITIONS TO THE MERGER

     7.1  Conditions to Obligations of Parent, Merger Sub and the Company. The
          ---------------------------------------------------------------
respective obligations of each of Parent, Merger Sub and the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or waiver, where permissible, of each of the following conditions at or prior to the Effective Time:

          (a)  Stockholder Approval.  The Requisite Company Stockholder Approval
               --------------------
shall have been obtained.

          (b)  Litigation.  No court or other Governmental Entity of competent
               ----------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

           (c) Regulatory Approvals.  All waiting periods under the HSR Act
               --------------------
relating to the Merger and the other transactions contemplated hereby shall have expired or been terminated early, and all material foreign antitrust approvals required to be obtained prior to the consummation of the Merger in connection with the transactions contemplated hereby shall have been obtained, the failure of obtaining which would have the effect of making the Merger illegal in such jurisdiction.

           (d) No Stop Orders.  The Registration Statement shall have been
               --------------
declared or ordered effective under the Securities Act by the SEC. No stop order suspending the effectiveness of the Registration Statement shall have been issued or be in effect, and no proceeding for such purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

           (e) Nasdaq Listing.  If required by applicable rules of the Nasdaq,
               --------------
the shares of Parent Common Stock issuable to the Company's stockholders in connection with the Merger pursuant to this Agreement, and such other shares required to be reserved for issuance in connection with the Merger, shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

           (f) Tax Opinions.  Parent and the Company shall each have received
               ------------
written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, respectively), in form and substance reasonably satisfactory to each of them, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. Each of Parent, Merger Sub and the Company shall make such customary representations as requested by such counsel for the purpose of rendering such opinions.

     7.2   Additional Conditions to Obligations of the Company.  The obligations
           ---------------------------------------------------
of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or waiver of each of the following conditions at or prior to the Effective Time, any of which may be waived, in writing, exclusively by the Company:

           (a) Representations and Warranties. Each representation and warranty
               ------------------------------
of Parent and Merger Sub set forth in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except (i) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent, (ii) for changes contemplated by this Agreement, and
(iii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of each of Parent and Merger Sub by an authorized officer of each of Parent and Merger Sub.

           (b) Agreements and Covenants.  Parent and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Parent and/or Merger Sub on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of each of Parent and Merger Sub by an authorized officer of each of Parent and Merger Sub.

     7.3   Additional Conditions to the Obligations of Parent and Merger Sub.
           -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or waiver of each of the following conditions at or prior to the Effective Time, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

           (a) Representations and Warranties.  Each representation and warranty
               ------------------------------
of the Company set forth in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except
(i) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on the Company, (ii) for changes contemplated by this Agreement and (iii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company.

           (b) Agreements and Covenants.  The Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

     8.1   Termination.  This Agreement may be terminated and the Merger may be
           -----------
abandoned, at any time prior to the Effective Time (it being agreed that the party hereto terminating this Agreement pursuant to this Section 8.1 shall give
                                                         -----------
prompt written notice of such termination to the other party or parties hereto):

           (a) by mutual written agreement of Parent and the Company.

           (b) by either Parent or the Company, if:

               (i) the Merger shall not have been consummated on or before October 31, 2001 (the "Termination Date"); provided, however, that in the event
                       ----------------
that the Merger shall not have been consummated on or before October 31, 2001 solely as a result of the failure to obtain all regulatory Approvals required to consummate the Merger, the Termination Date shall be extended for two successive thirty (30) calendar day periods (provided that in no event will the Termination Date be extended beyond December 31, 2001); and provided further, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall
                                                       -----------------
not be available to any party hereto whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in the failure of, the Merger to have been consummated on or before the Termination Date and such action or failure to act constitutes a material breach of this Agreement; or

               (ii) the Requisite Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to the Company where the failure
     ------------------
to obtain the Requisite Company Stockholder Approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement; or

               (iii) there shall have been enacted, issued, promulgated or enforced any law, rule or regulation that makes the consummation of the Merger illegal, or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction permanently restraining, enjoining or otherwise prohibiting Parent or the Company from consummating the Merger, and such judgment, injunction, order or decree shall have become final and nonappealable.

           (c) by the Company:

               (i) in the event of a material breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or in the event that any representation or warranty of Parent and Merger Sub set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the condition set forth in Section 7.2
                                                                -----------
hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that notwithstanding the foregoing, in the event that such breach by Parent or Merger Sub or such inaccuracies in the representations and warranties of Parent or Merger Sub are curable by Parent or Merger Sub through the exercise of its commercially reasonable efforts, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c)(i) until the earlier to
                                          -----------------
occur of (A) the expiration of a thirty (30) calendar day period after delivery of written notice from the Company to Parent of breach or inaccuracy, as applicable, or (B) Parent or Merger Sub ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy, provided that Parent or Merger Sub continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(c)(i) if such breach or inaccuracy
                                -----------------
by Parent or Merger Sub is cured within such thirty (30) calendar day period);
or

               (ii) prior to entering into a definitive agreement with respect to an Superior Proposal, provided that (A) the Company has not breached and is not then in breach of the terms of Section 6.1 hereof, (B) subject to the terms
                                   -----------
of this Agreement, the Company Board has authorized the Company to enter into a definitive agreement for a transaction that constitutes a Superior Proposal, (C) the Company has notified Parent in writing that the Company has received an Acquisition Proposal that constitutes a Superior Proposal and intends to enter into a definitive agreement with respect to such Superior Proposal, which notice shall include the most current version of such definitive agreement and the identity of the person making such Superior Proposal, all with the purpose and intent of enabling Parent and the Company to discuss in good faith a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (D) Parent does not make, within five (5) business days after receipt of the Company's written notice of its intention to enter into a definitive agreement with respect to such Superior Proposal, an offer that the Company Board reasonably determines in good faith, after consultation with a financial advisor of nationally recognized standing and its outside legal counsel, is at least as favorable to Company's stockholders as such Superior Proposal, and (E) concurrently with the termination of this Agreement, the Company pays to Parent the Termination Fee set forth in Section 8.4 hereof and enters into a definitive agreement with
             -----------
respect to such Superior Proposal.

           (d) by Parent:

               (i) in the event of a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or in the event that any representation or warranty of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the condition set forth in Section 7.3 hereof would not
                                                    -----------
be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company through the exercise of its commercially reasonable efforts, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d)(i) until the earlier to occur of (A)
                           -----------------
the expiration of a thirty (30) calendar day period after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable, or (B) the ceasing by the Company to exercise commercially reasonable efforts to cure such breach or inaccuracy, provided that the Company continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Parent may not terminate this Agreement pursuant to this Section
                                                                         -------
8.1(d)(i) if such breach or inaccuracy by the Company is cured within such
---------
thirty (30) calendar day period); or

               (ii) if a Triggering Event shall have occurred. For purposes of this Section 8.1, a "Triggering Event" shall be deemed to have occurred if,
     -----------     ----------------
prior to the Effective Time: (A) the Company Board or any committee thereof shall for any reason have directly or indirectly withheld, withdrawn, amended or modified its recommendation (including, without limitation, by virtue of taking any position or making any disclosure pursuant to the last sentence of Section
                                                                       -------
6.3(c) hereof) in favor of the adoption and approval of this Agreement or the
------
approval of the Merger by the Company's stockholders (collectively, the "Recommendations"); (B) the Company shall have failed to include the
 ---------------
Recommendations in the Proxy Statement/Prospectus; (C) the Company Board or any committee thereof shall have approved, or recommended that the Company stockholders approve, an Acquisition Proposal; (D) the Company shall have entered into any letter of intent or similar document or a Contract (other than a confidentiality agreement as permitted by Section 6.1 hereof) accepting an
                                            -----------
Acquisition Proposal; or (E) a tender or exchange offer shall have been commenced by a person unaffiliated with Parent, and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given to the Company's stockholders, a statement reaffirming the Recommendations and recommending that the Company's stockholders reject such tender or exchange offer.

     8.2   Notice of Termination; Effect of Termination.  Any termination of
           --------------------------------------------
this Agreement under Section 8.1 hereof will be effective immediately upon (or
                     -----------
if this Agreement is terminated is pursuant to Section 8.1(c)(i) or Section
                                               -----------------

8.1(d)(i) hereof and the proviso is applicable, thirty (30) days after) the
---------
delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall be of no further force or
            -----------
effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except (i) as set forth in this Section 8.2, Section 8.3 and
                                                -----------  -----------
Article IX hereof, each of which shall survive the termination of this
----------
Agreement, and (ii) that nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

     8.3   Fees and Expenses.
           -----------------

           (a)  General.  Except as set forth in this Section 8.3, all fees and
                -------                               -----------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the respective party incurring such fees and expenses whether or not the Merger or any other transaction contemplated hereby is consummated; provided, however, that notwithstanding the foregoing, Parent and the Company shall share equally (i) all fees and expenses (other than attorneys' and accountants' fees and expenses) in connection with the printing, filing and mailing of the Registration Statement and the Proxy Statement/Prospectus (including any preliminary materials related thereto and including the financial statements included therein and exhibits thereto) and any amendments or supplements thereto, and
(ii) any filing fees required to be paid under the HSR Act or in connection with any Foreign Filings.

           (b) Company Payments.
               ----------------

               (i) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii) hereof, the Company shall pay to Parent a fee
            ------------------
equal to Forty Million Dollars ($40,000,000) by wire transfer of immediately available funds to an account designated in writing by Parent (the "Termination
                                                                    -----------
Fee Amount").
----------

               (ii) The Company shall pay to Parent a fee equal to the Termination Fee Amount, by wire transfer of immediately available funds to an account designated in writing by Parent, within one (1) business day after demand by Parent, in the event that (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii) hereof, or
                           -----------------    ------------------
(B) this Agreement is terminated by Parent pursuant to Section 8.1(d)(i), and
                                                       -----------------
(x) following the execution and delivery of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been publicly announced or shall have become publicly known and shall not have been unconditionally and publicly withdrawn, and (y) within twelve (12) months following the termination of this Agreement, either a Company Acquisition (as defined below) is consummated, or the Company enters into a letter of intent or Contract providing for a Company Acquisition and any Company Acquisition is later consummated.

               (iii) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii) hereof, as a condition and prior to such
                    ------------------
termination, the Company shall pay to Parent a fee equal to the Termination Fee Amount by wire transfer of immediately available funds to an account designated in writing by Parent.

           (c) Definition of Company Acquisition.  For purposes of this Section
               ---------------------------------                        -------
8.3, the term "Company Acquisition" shall mean any of the following transactions
---            -------------------
or a series of related transactions having any of the following effects (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of Company immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the Company's business immediately prior to such sale; or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of the Company.

           (d) Enforceability.  The Company hereby acknowledges that the
               --------------
agreements set forth in this Section 8.3 are an integral part of the
                             -----------
transactions contemplated by this Agreement, and that, without such agreements, Parent would not enter into this Agreement. Accordingly, if the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 8.3,
                                                                -----------
and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3 at the base rate established by Citibank, N.A. in effect on the
     -----------
date such payment was required to be made. Payment of the fees set forth in this
Section 8.3 shall not be in lieu of damages incurred in the event of breach of
-----------
this Agreement.

     8.4   Amendment.  Subject to applicable law, this Agreement may be amended
           ---------
by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company.

     8.5   Extension; Waiver.  At any time prior to the Effective Time any party
           -----------------
hereto may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE IX
                              GENERAL PROVISIONS

     9.1   Survival of Representations; Warranties and Covenants.  The
           -----------------------------------------------------
representations, warranties and covenants of Parent, Merger Sub and the Company set forth in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time (including, without limitation, the terms of Section 6.19 hereof) shall survive the Effective Time.
                         ------------

     9.2   Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

           (a) if to Parent or Merger Sub, to:

               Peregrine Systems, Inc
               3611 Valley Centre Drive, Floor 5
               San Diego, California  92130
               Attention: General Counsel
               Telecopy No.:   (858) 481-1751
               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304
               Attention: Douglas H. Collom, Esq.
                          Michael J. Kennedy, Esq.
               Telecopy No.: (650) 493-6811

           (b) if to Company, to:

               Remedy Corporation
               1505 Salado Drive
               Mountain View, California 95035
               Attention: General Counsel
               Telecopy No.: (650) 903-9001

               with a copy to:

               Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
               Menlo Park, California 94025
               Attention: Daniel E. O'Connor, Esq.
                          Christopher D. Dillon, Esq.
               Telecopy No.: (650) 321-2800

     9.3   Interpretation.  When a reference is made in this Agreement to
           --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     9.4   Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.5   Headings.  The table of contents and headings contained in this
           --------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6   Entire Agreement; Third Party Beneficiaries.  This Agreement and the
           -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) except with respect to the Indemnified Parties pursuant to Section 6.12 and with
                                                    ------------
respect to the Company Designee pursuant to Section 6.18 hereof, are not
                                            ------------
intended to confer upon any other person any rights or remedies hereunder.

     9.7   Severability.  In the event that any provision of this Agreement, or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.8   Other Remedies; Specific Performance.  Except as otherwise provided
           ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.9   Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     9.10  Rules of Construction.  The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.11  Assignment.  No party may assign either this Agreement or any of its
           ----------
rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.12  WAIVER OF JURY TRIAL.  EACH OF PARENT, MERGER SUB AND THE COMPANY
           --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON

CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

     9.13  Consent to Jurisdiction.  Each of the parties hereto irrevocably
           -----------------------
consents to the exclusive jurisdiction and venue of any court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and hereby further agrees that process may be served upon each of them in any manner authorized by the laws of the State of Delaware for such persons, and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized respective officers as of the date first above written.

                                 PEREGRINE SYSTEMS, INC.

                                 By:  /s/  Richard T. Nelson
                                      ---------------------------------------

                                 Name: Richard T. Nelson
                                       --------------------------------------

                                 Title: Senior Vice President And Secretary
                                        -------------------------------------


                                 ROSE ACQUISITION CORPORATION

                                 By:  /s/  Richard T. Nelson
                                      ---------------------------------------

                                 Name: Richard T. Nelson
                                       --------------------------------------

                                 Title: President and Chief Financial Officer
                                        -------------------------------------


                                 REMEDY CORPORATION

                                 By:  /s/  Lawrence Garlick
                                      ---------------------------------------

                                 Name: Lawrence Garlick
                                       --------------------------------------

                                 Title: Chairman and Chief Executive Officer
                                        -------------------------------------





      * * * * * AGREEMENT AND PLAN OF MERGER AND REORGANIZATION * * * * *